                                                                     EXHIBIT 4.3

- - --------------------------------------------------------------------------------

                              SPRINT SPECTRUM L.P.
                      SPRINT SPECTRUM FINANCE CORPORATION,

                                  as Issuers,

                                      and

                             THE BANK OF NEW YORK,

                                   as Trustee

                             ---------------------

                                   INDENTURE

                        Dated as of [           ], 1996

                             ---------------------

                   $[         ] Principal Amount at Maturity

                      [  ]% Senior Discount Notes due 2006

- - --------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE
                             ---------------------

TIA Section                                                    Indenture Section
- - -----------                                                    -----------------
(S) 310(a)(1).............................................          7.10; 11.1
       (a)(2).............................................          7.10; 11.1
       (a)(3).............................................                N.A.
       (a)(4).............................................                N.A.
       (b)................................................     7.8; 7.10; 11.2
       (c)................................................                N.A.
(S) 311(a)................................................                7.11
       (b)................................................                7.11
       (c)................................................                N.A.
(S) 312(a)................................................                 2.5
       (b)................................................                11.3
       (c)................................................                11.3
(S) 313(a)................................................                 7.6
       (b)(1).............................................                 7.6
       (b)(2).............................................                 7.6
       (c)................................................           7.6; 11.2
       (d)................................................                 7.6
(S) 314(a)................................................      4.6; 4.7; 11.2
       (b)................................................                N.A.
       (c)(1).............................................                11.4
       (c)(2).............................................                11.4
       (c)(3).............................................                11.4
       (d)................................................                N.A.
       (e)................................................                11.5
       (f)................................................                N.A.
(S) 315(a)................................................              7.1(b)
       (b)................................................           7.5; 11.2
       (c)................................................              7.1(a)
       (d)................................................              7.1(c)
       (e)................................................                6.11
(S) 316(a) (last sentence)................................                 2.9
       (a)(1)(A)..........................................                 6.5
       (a)(1)(B)..........................................                 6.4
       (a)(2).............................................                 N.A.
       (b)................................................                 6.7
(S) 317(a)(1).............................................                 6.8
       (a)(2).............................................                 6.9
       (b)................................................                 2.4
(S) 318(a)................................................                11.1

- - ------------------------

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS
                               -----------------

Section                                                               Page
- - -------                                                               ----
                                   ARTICLE I

                                DEFINITIONS AND
                           INCORPORATION BY REFERENCE

1.1   Definitions................................................
1.2   Incorporation by Reference of Trust Indenture
      Act........................................................
1.3   Rules of Construction......................................

                                   ARTICLE II

                                 THE SECURITIES

2.1   Form and Dating............................................
2.2   Execution and Authentication...............................
2.3   Registrar and Paying Agent.................................
2.4   Paying Agent To Hold Money in Trust........................
2.5   Securityholder Lists.......................................
2.6   Transfer and Exchange......................................
2.7   Replacement Securities.....................................
2.8   Outstanding Securities.....................................
2.9   Treasury Securities........................................
2.10  Temporary Securities.......................................
2.11  Cancellation...............................................
2.12  Defaulted Interest.........................................
2.13  CUSIP Number...............................................
2.14  Deposit of Moneys..........................................

                                  ARTICLE III

                                   REDEMPTION

3.1   Election To Redeem; Notices to Trustee.....................
3.2   Selection of Securities To Be Redeemed.....................
3.3   Notice of Redemption.......................................
3.4   Effect of Notice of Redemption.............................
3.5   Deposit of Redemption Price................................
3.6   Securities Redeemed in Part................................

                                   ARTICLE IV

                                   COVENANTS

4.1   Payment of Securities......................................
4.2   Maintenance of Office or Agency............................
4.3   Corporate or Partnership Existence.........................

Section                                                               Page
- - -------                                                               ----

4.4   Payment of Taxes and Other Claims..........................
4.5   Maintenance of Properties; Insurance; Books and
        Records; Compliance with Law
4.6   Compliance Certificates....................................
4.7   Reports....................................................
4.8   Limitation on Additional Indebtedness......................
4.9   Limitation on Restricted Payments..........................
4.10  Limitation on Liens Securing Certain
        Indebtedness.............................................
4.11  Limitation on Issuance of Certain Guarantees
        by, and Debt Securities of, Restricted
        Subsidiaries.............................................
4.12  Limitation on Dividends and Other Payment
        Restrictions Affecting Restricted
        Subsidiaries.............................................
4.13  Disposition of Proceeds of Asset Sales.....................
4.14  Limitation on Transactions with Equityholders
        and Affiliates...........................................
4.15  Change of Control..........................................
4.16  Limitation on Designations of Unrestricted
        Subsidiaries.............................................
4.17  Limitation on Activities of the Issuers and
        the Restricted Subsidiaries..............................
4.18  Limitation on Ownership of Equity Interests
        of Restricted Subsidiaries...............................
4.19  Waiver of Stay, Extension or Usury Laws....................

                                   ARTICLE V

                             SUCCESSOR CORPORATION

5.1   Consolidation, Merger, Sale of Assets, Etc.................
5.2   Successor Entity Substituted...............................
5.3   Status of Subsidiaries.....................................

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

6.1   Events of Default..........................................
6.2   Acceleration...............................................
6.3   Other Remedies.............................................
6.4   Waiver of Past Default.....................................
6.5   Control by Majority........................................
6.6   Limitation on Suits........................................
6.7   Rights of Holders To Receive Payment.......................
6.8   Collection Suit by Trustee.................................
6.9   Trustee May File Proofs of Claim...........................
6.10  Priorities.................................................
6.11  Undertaking for Costs......................................

Section                                                               Page
- - -------                                                               ----

                                  ARTICLE VII

                                    TRUSTEE

7.1   Duties of Trustee..........................................
7.2   Rights of Trustee..........................................
7.3   Individual Rights of Trustee...............................
7.4   Trustee's Disclaimer.......................................
7.5   Notice of Defaults.........................................
7.6   Reports by Trustee to Holders..............................
7.7   Compensation and Indemnity.................................
7.8   Replacement of Trustee.....................................
7.9   Successor Trustee by Merger, Etc...........................
7.10  Eligibility; Disqualification..............................
7.11  Preferential Collection of Claims Against
        Issuers..................................................

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

8.1   Satisfaction and Discharge.................................
8.2   Legal Defeasance and Covenant Defeasance...................
8.3   Application of Trust Money.................................
8.4   Repayment to the Issuers or a Subsidiary
        Guarantor................................................

8.5   Reinstatement..............................................

                                   ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

9.1   Without Consent of Holders.................................
9.2   With Consent of Holders....................................
9.3   Compliance with Trust Indenture Act........................
9.4   Revocation and Effect of Amendments and
        Consents.................................................
9.5   Notation on or Exchange of Securities......................
9.6   Trustee To Sign Amendments, Etc............................

                                   ARTICLE X

                                   GUARANTEE

10.1  Unconditional Guarantee....................................
10.2  Severability...............................................
10.3  Limitation of Liability....................................
10.4  Subsidiary Guarantors May Consolidate, etc.,
        on Certain Terms.........................................

Section                                                               Page
- - -------                                                               ----

10.5  Contribution...............................................
10.6  Waiver of Subrogation......................................
10.7  Execution of Guarantee.....................................
10.8  Waiver of Stay, Extension or Usury Laws....................

                                   ARTICLE XI

                                 MISCELLANEOUS

11.1  Trust Indenture Act Controls...............................
11.2  Notices....................................................
11.3  Communications by Holders with Other Holders...............
11.4  Certificate and Opinion of Counsel as to
        Conditions Precedent.....................................
11.5  Statements Required in Certificate and Opinion
        of Counsel...............................................
11.6  Rules by Trustee, Paying Agent, Registrar..................
11.7  Legal Holidays.............................................
11.8  Governing Law..............................................
11.9  No Recourse Against Others.................................
11.10 Successors.................................................
11.11 Duplicate Originals........................................
11.12 Separability...............................................
11.13 Table of Contents, Headings, Etc...........................

SIGNATURES

EXHIBIT A - Form of Security.....................................
EXHIBIT B - Form of Subsidiary Guarantee.........................

      INDENTURE dated as of [            ], 1996 by and among SPRINT SPECTRUM
L.P., a Delaware limited partnership (the "Company"), SPRINT SPECTRUM FINANCE CORPORATION, a Delaware corporation ("FinCo" and, together with the Company, the "Issuers"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").

      The Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance of the Securities to be issued as provided for in this Indenture. All things necessary to make the Securities the valid and binding obligations of the Issuers, and to make this Indenture a valid and binding agreement of each of the Issuers, have been done.

      The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE
                   ------------------------------------------

      SECTION 1.1  Definitions.
                   -----------

      "Accreted Value" as of any date (the "Specified Date") means, with respect to each $1,000 principal amount at maturity of the Securities:

               (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:

                  SEMI-ANNUAL                   ACCRETED
                  ACCRUAL DATE                    VALUE
                  ------------                  --------

                  Issue Date...................  $[     ]
                  [              ], 1997.......    [     ]
                  [              ], 1997.......    [     ]
                  [              ], 1998.......    [     ]
                  [              ], 1998.......    [     ]
                  [              ], 1999.......    [     ]
                  [              ], 1999.......    [     ]
                  [              ], 2000.......    [     ]
                  [              ], 2000.......    [     ]
                  [              ], 2001.......    [     ]
                  [              ], 2001.......  $1,000.00;

                  (ii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (b) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date and (y) a fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date and the denominator of which is 180; and

                  (iii) if the Specified Date is after [              ], 2001,
        $1,000.

             "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by such Person and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition.

             "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, (i) "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing and (ii) each of the Partners shall be deemed an Affiliate of the Company.

             "Affiliate Transaction" has the meaning provided in Section 4.14.

             "Agent" means any Registrar, Paying Agent or co-registrar.

             "Annualized Pro Forma Consolidated Operating Cash Flow" means Consolidated Operating Cash Flow for the latest two full fiscal quarters for which consolidated financial statements of the Company are available multiplied by two. For purposes of calculating "Consolidated Operating Cash Flow" for any period for purposes of this definition only, (i) any Subsidiary of the Company that is a Restricted Subsidiary on the date of the transaction giving rise to the need to calculate "Annualized Pro Forma Consolidated Operating Cash Flow" (the "Transaction Date") shall be deemed to have been a Restricted Subsidiary at all times during such period and (ii) any Subsidiary of the Company that is not a Restricted Subsidiary on the Transaction Date shall be deemed not to have been a Restricted Subsidiary at any time during such period. In addition to and without limitation of the foregoing, for purposes of this definition only, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the
                                                --- -----
   applicable period to, without duplication, any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the period commencing on the first day of such two fiscal quarter period to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

             "APC" means American PCS, L.P., a Delaware limited partnership.

             "Asset Acquisition" means (i) any purchase or other acquisition (by means of transfer of cash or other property to others or payment for property or services for the account or use of others, or otherwise) of Equity Interests of any Person by the Company or any Restricted Subsidiary, in either case, pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person.

             "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition to any Person other than the Company or a Wholly-Owned Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interests of any Restricted Subsidiary, (ii) any FCC license for the provision of wireless telecommunications services held by the Company or any Restricted Subsidiary (whether by sale of Equity Interests or otherwise) or (iii) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any disposition of properties or assets of the Company or one or more of the Restricted Subsidiaries in a transaction that either (x) involves aggregate consideration of $5.0 million or less or (y) is governed by and complies with Section 5.1.

             "Asset Sale Offer" has the meaning provided in Section 4.13.

             "Asset Sale Payment Date" has the meaning provided in Section 4.13.

             "Available Operating Cash Flow" means, for any period, the positive cumulative Consolidated Operating Cash Flow realized during such period or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

             "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

             "Bank Credit Facility" means the credit facilities contemplated by the Commitment Letter dated June 7, 1996 among the Company, Chase Securities Inc. and Chemical Bank, as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time.

             "Bankruptcy Law" means Title 11 of the U.S. Code or any other similar Federal, state or foreign law for the relief of debtors.

             "Board" of any Person means the board of directors, management committee or other governing body of such Person. For purposes of this definition, while the Company is a partnership, "Board" shall mean, with respect to the Company, the Partnership Board established under the Holdings Partnership Agreement and any Person to whom appropriate authority has been delegated by such Partnership Board.

             "Business Day" means any day except a Saturday, a Sunday or any day on which banking institutions in New York, New York or Kansas City, Missouri, are required or authorized by law or other governmental action to be closed.

             "Cable Partner" means each of TCI Telephony Services, Inc., Comcast Telephony Service and Cox Telephony Partnership.

             "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

             "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued by or directly, fully and unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) deposits, certificates of deposit or acceptances with a maturity of 365 days or less of any institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500.0 million; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) incorporated or organized under the laws of the United States or any state thereof or the District of Columbia and rated at least "A-1" by S&P or "P-1" by Moody's;
   (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued by or directly, fully and unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), in each case, maturing within 365 days from the date of of acquisition and (v) any "Cash Equivalents" as defined in the Bank Credit Facility as in effect on the Issue Date.

             "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder or Permitted Holders or a Person or group controlled by a Permitted Holder or Permitted Holders is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 40% of the total Voting Equity Interests of the Company or Holdings; provided a Permitted Holder or Permitted Holders or a
                        --------
   group controlled by a Permitted Holder or Permitted Holders does not own a greater percentage of the total Voting

   Equity Interests of the Company or Holdings, as the case may be; (ii) the Company or Holdings consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company or Holdings, in any such event pursuant to a transaction in which the outstanding Voting Equity Interests of the Company or Holdings are converted into or exchanged for cash, securities or other property, and immediately after such transaction a "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
   Act) other than a Permitted Holder or Permitted Holders or a Person or group controlled by a Permitted Holder or Permitted Holders is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 40% of the total Voting Equity Interests of the surviving or transferee Person; provided
                                                                        --------
   a Permitted Holder or Permitted Holders or a Person or group controlled by a Permitted Holder or Permitted Holders does not own a greater percentage of the total Voting Equity Interests of such Person; and (iii) the approval by the holders of Equity Interests of the Company or Holdings of any plan or proposal for the liquidation or dissolution of the Company or Holdings.

             "Change of Control Date" has the meaning provided in Section 4.15.

             "Change of Control Offer" has the meaning provided in Section 4.15.

             "Change of Control Payment Date" has the meaning provided in
   Section 4.15.

             "Commission" means the Securities and Exchange Commission.

             "Common Equity Interests" means (i) with respect to a Person which is a corporation, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock and includes, without limitation, all series and classes of such common stock and (ii) with respect to a Person which is not a corporation, Equity Interests which have characteristics similar in all material respects to those of common stock of a corporation.

             "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

             "Consolidated Income Tax Expense" means, with respect to any period, the provision for Federal, state, local, foreign and other income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

             "Consolidated Interest Expense" means, with respect to any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP and shall, in any event, include, without limitation, (a) any amortization of debt discount, (b) the net cost or net benefit, as the case may be, under any Currency Agreements and Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bills of exchange, promissory notes and bankers' acceptance financing and (e) all accrued interest, (ii) all but the principal component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and (iii) the aggregate amount of dividends and distributions paid or accrued during such period in respect of Preferred Equity Interests of the Company and the Restricted Subsidiaries (other than such dividends or distributions paid or accrued on or with respect to Preferred Equity Interests owned by the Company or a Wholly-Owned Restricted Subsidiary) determined on a consolidated basis in accordance with GAAP.

             "Consolidated Net Income" means, with respect to any period, the net income (loss) of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses, (ii) the portion of net income (but not losses) of the Company allocable to minority interests in unconsolidated Persons, except to the extent that cash dividends or distributions have actually been received by the Company or any Restricted Subsidiary, (iii) net income (or loss) of any Person combined with the Company or a Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) gains in respect of any Asset Sales, (v) the net income of any Unrestricted Subsidiary, except to the extent that cash dividends or distributions have actually been received by the Company or a Restricted Subsidiary, (vi) the portion of net income (but not losses) of the Company allocable to minority interests in Restricted Subsidiaries (other than a Subsidiary Guarantor) of such person and (vii) the net income of any Restricted Subsidiary (other than a Subsidiary Guarantor) for such period to the extent the declaration of dividends or similar distributions by that Restricted Subsidiary is not at the time permitted, directly or indirectly, by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to that Restricted Subsidiary.

             "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Company and the Restricted Subsidiaries for such period (i) increased by (to the extent included in computing Consolidated Net Income) the sum of (a) Consolidated Income Tax Expense for such period; (b) Consolidated Interest Expense for such period;
   (c) depreciation of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; (d) amortization of the Company and the Restricted Subsidiaries for such period, including, without limitation and without duplication, amortization of any Consolidated Interest Expense and amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with GAAP; and (e) any other non-cash charges that were deducted in computing Consolidated Net Income (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period) of the Company and the Restricted Subsidiaries for such period in accordance with GAAP and (ii) decreased by any non-cash gains that were included in computing Consolidated Net Income.

             "consolidation" means, with respect to the Company, the consolidation of the accounts of the Restricted Subsidiaries with those of the Company, all in accordance with GAAP; provided that "consolidation" will
                                             --------
   not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

             "covenant defeasance" has the meaning provided in Section 8.2.

             "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuations in currency values.

             "Debt Instrument" has the meaning provided in Section 6.1.

             "Debt Securities" means any debt securities (including any guarantee of such securities) issued by any Issuer and/or any Restricted Subsidiary in connection with a public offering (whether or not underwritten) or a private placement (provided such private placement is underwritten for resale pursuant to Rule 144A, Regulation S or otherwise under the Securities Act or sold on an agency basis by a broker-dealer or one of its Affiliates to 10 or more beneficial holders), it being understood that the term "Debt Securities" shall not include any evidence of Indebtedness under any of the Vendor Credit Facilities or the Bank Credit Facility or any other commercial bank borrowings or similar borrowings, recourse transfers of financial assets, capital leases or other types of borrowings incurred in a manner not customarily viewed as a "securities offering."

             "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

             "Default Amount" means, (i) as of any date prior to [          ],
   2001, the Accreted Value of all outstanding Securities (plus any applicable premium thereon) as of such date and (ii) as of any date on or after [
   ], 2001, 100% of the principal amount at maturity of all outstanding Securities (plus any applicable premium thereon), plus accrued and unpaid interest, if any, thereon.

             "Designation" has the meaning provided in Section 4.16.

             "Designation Amount" has the meaning provided in Section 4.16.

             "Disinterested Director" means, with respect to any transaction or series of transactions, a member of the Board of the Company or Holdings, as the case may be, other than any such Board member who has any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

             "Disqualified Equity Interest" means, with respect to any Person, any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is mandatorily exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness at the option of the holder thereof, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities.

             "EquipmentCo" means Sprint Spectrum Equipment Company, L.P., a Delaware limited partnership.

             "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person.

             "Event of Default" has the meaning provided in Section 6.1.

             "Excess Proceeds" has the meaning provided in Section 4.13.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "Excluded Cash Proceeds" means (i) any net cash proceeds used to make a concurrent Investment constituting a Restricted Payment pursuant to clause (iv) of the third paragraph of Section 4.9 and (ii) the first $1.4 billion of net cash proceeds received by the Company after December 31, 1995 from capital contributions in respect of existing Equity Interests (other than Disqualified Equity Interests) of the Company or from the issue or sale (other than to a Restricted Subsidiary) of Equity Interests (other than Disqualified Equity Interests) of the Company; provided that (A) net cash
                                                  --------
   proceeds referred to in the immediately preceding clause (i), (B) net cash proceeds used to make an Investment in APC or (C) net cash proceeds used to make an investment pursuant to clauses (ii) or (iii)(a) of the third paragraph of Section 4.9 shall not be included as part of the first $1.4 billion referred to in this clause (ii).

             "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms'-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in this

   Indenture, Fair Market Value shall be determined by the Board of the Company acting in good faith.

             "FinCo" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

             "FCC" means the Federal Communications Commission.

             "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable on the Issue Date.

             "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation (other than an agreement to make a capital contribution that otherwise is permitted by Section 4.9), including, without limiting the foregoing, the payment of amounts drawn down under letters of credit.

             "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

             "Holdings" means Sprint Spectrum Holding Company, L.P., a Delaware limited partnership.

             "Holdings Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Holdings dated as of January 31, 1996.

             "incur" has the meaning provided in Section 4.8.

             "Indebtedness" means, with respect to any Person, without duplication, (i) any liability, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), whether as a cash advance, bill, overdraft or money market facility loan, or (b) evidenced by a note, debenture or similar instrument or letters of credit (including a purchase money obligation) or by any book-entry mechanism or (c) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property or (d) in respect of any Interest Rate Protection Obligation or any Currency Agreement; (ii) any liability of others of the kind described in the preceding clause (i) which the Person has guaranteed or which is otherwise its legal liability; (iii) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; and (iv) the greater of the maximum repurchase or redemption price or liquidation preference of any Disqualified Equity Interests of such Person or, with respect to any Restricted Subsidiary of such Person, of any Equity Interests (other than Common Equity Interests) of such Restricted Subsidiary. In no event shall "Indebtedness" include trade payables incurred in the ordinary course of business. For purposes of Section 4.8 and for purposes of Section 6.1, in determining the principal amount of any Indebtedness (l) to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date,
   (x) the principal amount of any Indebtedness which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination and (y) effect shall be given to the impact of any Currency Agreements with respect to such Indebtedness and (2) outstanding at any time under any Currency Agreement of the Company or any Restricted Subsidiary, the principal amount shall be the net payment obligation under such Currency Agreement at such time.

             "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms hereof.

             "Independent Financial Advisor" means an investment banking firm of national standing in the United States which, in the good faith judgment of the Board of the Company, is independent with respect to the Company and its Affiliates and qualified to perform the task for which it is to be engaged.

             "Interest Payment Date," when used with respect to any Security, means the stated maturity of an installment of interest specified in such Security.

             "Interest Rate Protection Obligation" means the obligation of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

             "Investment" means, with respect to any Person, any advance, loan or other extension of credit (including, without limitation, by means of any guarantee) or any capital contribution to (by means of transfer of property to others, payment for property or services for the account or use of others, or otherwise), or any purchase or other acquisition of any Equity Interests, bonds, notes, debentures or other securities of, any such Person. In addition, any foreign exchange contract, currency swap agreement or other similar agreement made or entered into by any Person shall constitute an Investment by such Person.

             "Issue Date" means the date of original issuance of Securities under this Indenture.

             "Issuers" means the Company and FinCo.

             "legal defeasance" has the meaning provided in Section 8.2.

             "Legal Holiday" means any day other than a Business Day.

             "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation or assignment for security.

             "Lucent Credit Facility" means the credit facility contemplated by the commitment letter dated June 21, 1996 between the Company and Lucent Technologies, Inc., as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time.

             "Material Restricted Subsidiary" means any Restricted Subsidiary which, at any date of determination, is (i) a "Significant Subsidiary" (as that term is defined in Regulation S-X, as in effect on the Issue Date, issued under the Securities Act), and/or (ii) holds any FCC license for the transmission of wireless telecommunications services and/or (iii) any of WirelessCo, RealtyCo or EquipmentCo.

             "Maturity Date" means, with respect to any Security, the date specified in such Security as the fixed date on which principal of such Security is due and payable.

             "Moody's" means Moody's Investors Service, Inc.

             "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds therefrom in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities under any indemnification obligations associated with such Asset Sale.

             "Nortel Credit Facility" means the credit facility contemplated by the commitment letter dated June 11, 1996 between the Company and Northern Telecom Inc., as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time.

             "Obligations" means any principal of, premium, if any, and interest on, and any other amounts owing in respect of, the Securities payable pursuant to the terms of the Securities or this Indenture or upon acceleration, including amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Securities or amounts corresponding to such principal, premium, if any, interest on, or other amounts owing with respect to, the Securities.

             "Officer" means the Chief Executive Officer, Chairman of the Partnership Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary, the Chief

   Technology Officer, the Chief Business Development Officer, the Chief Public Relations Officer or any Director or Partnership Board Representative of either of the Issuers or any Subsidiary Guarantor, as the case may be.

             "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of either of the Issuers or any Subsidiary Guarantor, as the case may be.

             "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee, which may include an individual employed as counsel to an Issuer or a Subsidiary Guarantor.

             "Pari Passu Debt Securities" means any Debt Securities (and any guarantee of any Debt Security) which would not constitute Subordinated Indebtedness.

             "Partners" means, collectively, Sprint Enterprises, L.P., TCI Telephony Services, Inc., Comcast Telephony Service and Cox Telephony Partnership, to the extent they are Partners in Holdings and any permitted transferee of such Partner's interest pursuant to the Holdings Partnership Agreement.

             "Paying Agent" has the meaning provided in Section 2.3.

             "Permitted Assets" means property or assets that will be used in a Permitted Business referred to in clause (i) of the definition of "Permitted Business" (or Equity Interests of any Person that will become a Restricted Subsidiary as a result of the applicable Asset Sale to the extent such Person's operations consist of such a Permitted Business).

             "Permitted Business" means (i) the delivery or distribution of telecommunications, voice, data or video services, (ii) any business or activity reasonably related thereto, including, without limitation, any business conducted by the Company or any Restricted Subsidiary on the Issue Date and the acquisition, holding or exploitation of any license relating to the delivery of the services described in clause (i) of this definition or
   (iii) any other business or activity in which the Company and the Restricted Subsidiaries are expressly contemplated to be engaged pursuant to the provisions of the Holdings Partnership Agreement as in effect on the Issue Date.

             "Permitted Holder" means (i) each of Sprint Corporation, Tele-Communications, Inc., Comcast Corporation and

   Cox Communications, Inc. and the respective successors (by merger, consolidation, transfer or otherwise) to all or substantially all of the respective businesses and assets of the foregoing, (ii) any transferee of the assets resulting from a Permitted Transaction and (iii) each Person controlled by one or more Persons identified in clause (i) or (ii) of this definition.

             "Permitted Investments" means any of the following: (i) Investments in any Restricted Subsidiary (including any Person that pursuant to such Investment becomes a Restricted Subsidiary) and any Person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Restricted Subsidiary at the time such Investment is made; (ii) Investments in Cash Equivalents;
   (iii) Investments in Currency Agreements and Interest Rate Protection Obligations permitted by Section 4.8; (iv) loans or advances to officers or employees of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and the Restricted Subsidiaries (including travel and moving expenses) not in excess of $5.0 million in the aggregate at any one time outstanding; (v) Investments in evidences of Indebtedness, securities or other property received from another Person by the Company or any of the Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such Person held by the Company or any of the Restricted Subsidiaries, or for other liabilities or obligations of such other Person to the Company or any of the Restricted Subsidiaries that were created in accordance with the terms of this Indenture; and (vi) Investments made by the Company and the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.13.

             "Permitted Transaction" with respect to a Partner means a transaction or series of related transactions in which (i) such Partner ceases to be a Subsidiary of its Parent or such Partner Transfers its Interest to a Person that is not a Controlled Affiliate of such Partner and
   (ii) the new Parent of such Partner (or such Partner if it is its own Parent) or the Parent of the transferee of the Interest after giving effect to such transaction, or the last transaction in a series of related transactions, owns, directly and indirectly through its Controlled Affiliates, all or a Substantial Portion of the cable television system assets (in the case of a Cable Partner) or long distance telecommunications business assets (in the case of

   Sprint Corporation) owned by the Parent of such Partner, directly and indirectly through its Controlled Affiliates, immediately prior to the commencement of such transaction or series of transactions. As used herein, "Substantial Portion" means (x) in the case of a Cable Partner, cable television systems serving 75% or more of the aggregate number of basic subscribers served by cable television systems in the United States of America (including its territories and possessions other than Puerto Rico) owned by the Parent of such Cable Partner, directly and indirectly through its Controlled Affiliates, and (y) in the case of Sprint Corporation, long distance telecommunications business assets serving 75% or more of the aggregate number of customers served by the long distance telecommunications business in the United States of America (including its territories and possessions other than Puerto Rico) owned by the Parent of Sprint Corporation, directly and indirectly through its Controlled Affiliates. All capitalized terms used in this definition and not otherwise defined in this Indenture shall have the meanings ascribed to them in the Holdings Partnership Agreement.

             "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

             "principal" of a debt security (including the Securities) means the principal amount of the security plus, when appropriate, the premium, if any, on the security. Such amount shall, if applicable, be calculated by reference to the last sentence of "Indebtedness" and, with respect to the Securities, shall mean the Accreted Value, plus any premium, for periods
   prior to [            ], 2001.

             "Public Equity Offering" means an underwritten public offering of Common Equity Interests made on a primary basis by the Company, Holdings or a Special Purpose Corporation pursuant to a registration statement filed with, and declared effective by, the Commission in accordance with the Securities Act; provided that Holdings or the Special Purpose Corporation, as the case
        --------
   may be, shall contribute as equity to, or purchase Common Equity Interests in, the Company with proceeds from the Initial Public Offering of not less than the greater of (x) $100.0 million or (y) the amount required to effect any redemption pursuant to Paragraph 7 of the Securities.

             "RealtyCo" means Sprint Spectrum Realty Company, L.P., a Delaware limited partnership.

             "Redemption Date" means, with respect to any Security, the date on which such Security is to be redeemed by the Company pursuant to the terms of the Securities.

             "Refinancing Indebtedness" means (i) Indebtedness of the Company to the extent the proceeds thereof are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of the Company or any of the Restricted Subsidiaries and (ii) Indebtedness of any Restricted Subsidiary to the extent the proceeds thereof are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Restricted Subsidiary, in each such event, incurred under the first paragraph of Section 4.8 or clause (a) of the second paragraph of such Section;

   provided that (a) the principal amount of Refinancing Indebtedness incurred
   --------
   pursuant to this definition (or, if such Refinancing Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the accreted value of such Indebtedness) shall not exceed the principal amount or accreted value, as the case may be, of the Indebtedness refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of reasonable expenses in connection therewith and (b) in the case of Refinancing Indebtedness incurred by an Issuer or a Subsidiary Guarantor, such Indebtedness has an Average Life to Stated Maturity greater than or equal to either (A) the Average Life to Stated Maturity of the Indebtedness refinanced or (B) the remaining Average Life to Stated Maturity of the Securities and (iii) if the Indebtedness to be refinanced is Subordinated Indebtedness of an Issuer or a Subsidiary Guarantor, the Indebtedness to be incurred pursuant to this definition shall also be Subordinated Indebtedness of the Issuer or the Subsidiary Guarantor, as applicable, whose Indebtedness is to be refinanced.

             "Registrar" has the meaning provided in Section 2.3.

             "Replacement Assets" has the meaning provided in Section 4.13.

             "Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or Assistant Secretary of such Person to have been duly adopted by its Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

             "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or distribution on Equity Interests of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such), including any Special Purpose Corporation, of Equity Interests of the Company or any Restricted Subsidiary (other than dividends or distributions) (a) payable solely in Equity Interests (other than Disqualified Equity Interests) of the Company or in options, warrants or other rights to purchase Equity Interests (other than Disqualified Equity Interests) of the Company, (b) paid to the Company or a Wholly-Owned Restricted Subsidiary or (c) paid in respect of Equity Interests of a Restricted Subsidiary to Persons other than the Company or Wholly-Owned Restricted Subsidiaries (on not more favorable than a pro rata basis with
                                                         --- ----
   dividends or distributions then being paid in respect of Equity Interests held by the Company or a Wholly-Owned Restricted Subsidiary); (ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or a Restricted Subsidiary (other than any such Equity Interests owned by the Company or a Wholly-Owned Restricted Subsidiary); (iii) the making of any principal payment on, or the purchase, redemption, defeasance or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Indebtedness of an Issuer or any Subsidiary Guarantor (other than any such subordinated Indebtedness owned by the Company or a Restricted Subsidiary); or (iv) the making of any Investment (other than a Permitted Investment) in any Person (other than an Investment by a Restricted Subsidiary in the Company or an Investment by the Company or a Restricted Subsidiary in either (x) a Restricted Subsidiary or (y) a Person that becomes a Restricted Subsidiary as a result of such Investment).

             "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of the Company, by a Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.16. Any such Designation may be revoked by a Resolution of the Company delivered to the Trustee, subject to the provisions of such Section.

             "Revocation" has the meaning provided in Section 4.16.

             "S&P" means Standard & Poor's Corporation.

             "Securities" means the [   ]% Senior Discount Notes Due 2006
   issued, authenticated and delivered under this Indenture, as amended or supplemented from time to time pursuant to the terms of this Indenture.

             "Securities Act" means the Securities Act of 1933, as amended.

             "Senior Discount Notes Pro Rata Share" means the amount of the applicable Excess Proceeds obtained by multiplying the amount of such Excess Proceeds by a fraction, (i) the numerator of which is the aggregate Accreted Value of all Securities outstanding at the time of the applicable Asset Sale Offer and (ii) the denominator of which is the sum of (a) the aggregate Accreted Value of all Securities outstanding at the time of the applicable Asset Sale Offer, (b) the aggregate principal amount of all Senior Notes outstanding at the time of the applicable Asset Sale Offer and (c) the aggregate principal amount or the aggregate accreted value, as the case may be, of all other Indebtedness (other than Subordinated Indebtedness of an Issuer or a Subsidiary Guarantor) outstanding at the time of the applicable Asset Sale Offer with respect to which an Issuer or a Restricted Subsidiary, as the case may be, is required to use the applicable Excess Proceeds to offer to repay or make an offer to purchase.

             "Senior Notes" means the [   ]% Senior Notes due 2006 of the
   Issuers.

             "Senior Notes Indenture" means the indenture governing the Senior
   Notes dated as of [       ], 1996 by and among the Issuers and The Bank of
   New York, as Trustee, as amended or supplemented from time to time.

             "Services Agreement" means [to come].

             "Special Purpose Corporation" means a corporation formed to own Common Equity Interests of the Company or Holdings in accordance with Paragraph 7 of the Security.

             "Subordinated Debt Securities" means any Debt Securities (and any guarantee of any Debt Security) that would constitute Subordinated Indebtedness.

             "Subordinated Indebtedness" of any Person means any Indebtedness of such Person that is expressly subordinated in right of payment to any other Indebtedness of such Person.

             "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (ii) any other Person of which at least a majority in value of Equity Interests or Voting Equity Interests is at the time, directly or indirectly, owned by such Person.

             "Subsidiary Guarantee" has the meaning provided in Section 4.11.

             "Subsidiary Guarantor" means a Restricted Subsidiary that issues a Subsidiary Guarantee pursuant to Section 4.11.

             "Surviving Entity" has the meaning provided in Section 5.1.

             "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of this Indenture.

             "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to the aggregate principal amount of all Indebtedness of the Company and the Restricted Subsidiaries outstanding as of the date of determination.

             "Total Invested Capital" means, at any time of determination, the sum of, without duplication, (i) the total amount of equity contributed to the Company as set forth on the March 31, 1996 consolidated balance sheet of the Company, plus (ii) the aggregate net cash proceeds received by the
                ----
   Company from capital contributions or the issuance or sale of Equity Interests (other than Disqualified Equity Interests but including Equity Interests issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Equity Interests (other than Disqualified Equity Interests)) subsequent to the Issue Date, other than to a Restricted Subsidiary, plus (iii) the aggregate net cash proceeds
                               ----
   received by the Company or any Restricted Subsidiary from the sale, disposition or repayment of any Investment made after the Issue Date and constituting a Restricted Payment in an amount equal to the lesser of (a) the return of capital with respect to such Investment and (b) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment, plus (iv) an amount equal to the consolidated net Investment on
               ----
   the date of Revocation made by the Company and/or any of the Restricted Subsidiaries in any Subsidiary that has been designated as an Unrestricted Subsidiary after the Issue Date upon its redesignation as a Restricted Subsidiary in accordance with Section 4.16, plus (v) Total Consolidated
                                               ----
   Indebtedness, minus (vi) the aggregate amount of all Restricted Payments
                 -----

   (including any Designation Amount, but other than a Restricted Payment of the type referred to in clause (iii)(b) of the third paragraph of Section 4.9) declared or made from and after the Issue Date.

             "Trust Officer" means an officer or assistant officer of the Trustee assigned to the Corporate Trustee Department (or any successor group) of the Trustee, or any successor to such department or, in the case of a successor trustee, an officer or assistant officer assigned to the department, division or group performing the corporate trust work of such successor.

             "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

             "Unrestricted Subsidiary" means any Subsidiary of the Company (other than FinCo, WirelessCo, RealtyCo and EquipmentCo) designated after the Issue Date as such pursuant to and in compliance with Section 4.16. Any such designation may be revoked by a Resolution of the Company delivered to the Trustee, subject to the provisions of such Section 4.16.

             "U.S. Government Obligations" has the meaning provided in Section 8.2(d).

             "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

             "Vendor Credit Facilities" means, collectively, (i) the Lucent Credit Facility; (ii) the Nortel Credit Facility; and (iii) any other credit facility entered into with any vendor or supplier (or any financial institution acting on behalf of such a vendor or supplier); provided that, in
                                                               --------
   the case of each of clauses (i), (ii) and (iii), the Indebtedness thereunder is incurred solely for the purpose of financing the cost (including the cost of design, development, site acquisition, construction, integration, handset manufacture or acquisition or microwave relocation) of wireless telecommunications networks or systems or for which the Company or any Restricted Subsidiary has obtained the applicable licenses or authorizations to utilize the radio frequencies necessary for the operation of such systems or networks.

             "Voting Equity Interests" means, with respect to any Person, Equity Interests of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

             "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary of which 100% of the outstanding Equity Interests is owned by the Company or another Wholly-Owned Restricted Subsidiary. For purposes of this definition, (i) any directors' qualifying shares or investments by foreign nationals mandated by applicable law and (ii) Equity Interests of a Person not to exceed 1% of the total voting power of all outstanding Equity Interests of such Person and representing a right to receive not greater than 1% of the profits of such partnership shall be disregarded in determining the ownership of a Restricted Subsidiary.

             "Wholly-Owned Subsidiary" means, with respect to any Person, any other Person 100% of whose outstanding Equity Interests are owned by such Person or another Wholly-Owned Restricted Subsidiary of such Person. For purposes of this definition, (i) any directors' qualifying shares or investments by foreign nationals mandated by applicable law and (ii) Equity Interests of a Person not to exceed 1% of the total voting power of all outstanding Equity Interests of such Person and representing a right to receive not greater than 1% of the profits of such partnership shall be disregarded in determining the ownership of a Subsidiary.

             "WirelessCo" means WirelessCo, L.P., a Delaware limited partnership.

             SECTION 1.2  Incorporation by Reference
                          of Trust Indenture Act.
                          --------------------------

             Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

             (a) "indenture securities" means the Securities;

             (b) "indenture security holder" means a Holder or Securityholder;

             (c) "indenture to be qualified" means this Indenture;

             (d) "indenture trustee" or "institutional trustee" means the Trustee; and

             (e) "obligor" on the indenture securities means the Company, FinCo, each Subsidiary Guarantor, if any, or any other obligor on the Securities.

             All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings so assigned to them therein.

             SECTION 1.3  Rules of Construction.
                          ---------------------

             Unless the context otherwise requires:

             (a) a term has the meaning assigned to it;

             (b)  "or" is not exclusive;

             (c) words in the singular include the plural, and words in the plural include the singular;

             (d) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection; and

             (e) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

                                   ARTICLE II

                                 THE SECURITIES
                                 --------------

             SECTION 2.1  Form and Dating.
                          ---------------

             The Securities and the Trustee's certificates of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is annexed hereto and hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements (including notations relating to any Subsidiary Guarantee) required by law, rule or usage to which the Issuers or any Subsidiary Guarantor are subject. Each Security shall be dated the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are expressly made, a part of this Indenture.

             SECTION 2.2  Execution and Authentication.
                          ----------------------------

             Two Officers (each of whom shall have been duly authorized by all requisite partnership or corporate action, as the case may be) shall execute the Securities on behalf of each of the Issuers by manual or facsimile signature. Each of the Issuers' seals shall be impressed, affixed, imprinted or reproduced on the Securities.

             If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security or at any time thereafter, the Security shall be valid nevertheless.

             A Security shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

             The Trustee shall authenticate Securities for original issue in an
   aggregate principal amount at maturity not to exceed $[               ] upon
   receipt of the Officers' Certificates of each of the Issuers signed by two Officers of each of the Issuers directing the Trustee to authenticate the Securities and certifying that all conditions precedent to the issuance of the Securities contained herein have been complied with. The aggregate principal amount at maturity of Securities outstanding at any time may not
   exceed $[                ], except as provided in Section 2.8.

             The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Issuers or with any of the Issuers' Affiliates.

             The Securities shall be issuable in fully registered form only, without coupons, in denominations of $1,000 principal amount at maturity and any integral multiple thereof.

             SECTION 2.3  Registrar and Paying Agent.
                          --------------------------

             The Issuers shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New
   York) where (a) Securities may be presented for registration of transfer or for exchange (the "Registrar"), (b) Securities may be presented for payment (the "Paying Agent") and (c) notices and demands to or upon the Issuers and any Subsidiary Guarantor in respect of the Securities, the Subsidiary Guarantees and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Neither the Issuers nor any Affiliate thereof may act as Paying Agent.

             The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture that shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such.

             The Company initially appoints the Trustee located at the address set forth in Section 11.2 as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities, any Subsidiary Guarantee and this Indenture.

             SECTION 2.4  Paying Agent To Hold Money in Trust.
                          -----------------------------------

             Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Issuers or any other obligor on the Securities), and the Issuers and the Paying Agent shall notify the Trustee of any default by the Issuers (or any other obligor on the Securities) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuers at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.1(a)(i) or (ii), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

             SECTION 2.5  Securityholder Lists.
                          --------------------

             The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of Securities. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities, if any.

             SECTION 2.6  Transfer and Exchange.
                          ---------------------

             (a) When Securities are presented to the Registrar or a co-registrar with a request from the Holder of such Securities to register a transfer, the Registrar shall register the transfer as requested. Every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing.

             At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount at maturity, upon surrender of the Securities to be exchanged at the office or agency maintained for such purpose pursuant to
   Section 2.3.

             To permit registrations of transfers and exchanges, the Issuers shall issue and execute and the Trustee shall authenticate new Securities evidencing such transfer or exchange at the Registrar's request.

             SECTION 2.7  Replacement Securities.
                          ----------------------

             If a mutilated Security is surrendered to the Registrar or the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security. If required by the Trustee or the Issuers, an indemnity bond shall be posted, sufficient in the judgment of each of the Issuers and the Trustee to protect the Issuers, the Trustee or any Paying Agent from any loss that any of them may suffer if such Security is replaced. The Issuers may charge such Holder for the Issuers' reasonable out-of-pocket expenses in replacing such Security and the Trustee may charge the Issuers for the Trustee's expenses in replacing such Security. Every replacement Security shall constitute an additional obligation of each of the Issuers.

             SECTION 2.8  Outstanding Securities.
                          ----------------------

             Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 8.1 and 8.2, on or after the date on which the conditions set forth in Section 8.1 or 8.2 have been satisfied, those Securities theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.8 as not outstanding. Subject to Section 2.9, a Security does not cease to be outstanding because the Issuers or one of their Affiliates holds the Security.

             If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser in whose hands such Security is a legal, valid and binding obligation of each of the Issuers.

             If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to such Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

             SECTION 2.9  Treasury Securities.
                          -------------------

             In determining whether the Holders of the required principal amount at maturity of Securities have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Securities owned by the Issuers or an Affiliate of an Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Securities that the Trustee actually knows are so owned shall be so disregarded.

             SECTION 2.10  Temporary Securities.
                           --------------------

             Until definitive Securities are prepared and ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

             SECTION 2.11  Cancellation.
                           ------------

             The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment or purchase. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation or purchase and shall dispose of cancelled Securities unless the Issuers direct the Trustee to return such Securities to the Issuers, and, if so disposed, shall deliver a certificate of disposition thereof to the Issuers. The Issuers may not reissue or resell, or issue new Securities to replace, Securities that the Issuers have redeemed or paid or purchased, or that have been delivered to the Trustee for cancellation.

             SECTION 2.12  Defaulted Interest.
                           ------------------

             If the Issuers default on a payment of interest on the Securities, they shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders of Securities on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuers shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Issuers shall mail to each Holder of Securities a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

             SECTION 2.13  CUSIP Number.
                           ------------

             The Issuers in issuing the Securities may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state
                                         --------
   that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Issuers will promptly notify the Trustee of any change in the CUSIP number.

             SECTION 2.14  Deposit of Moneys.
                           -----------------

             On each Interest Payment Date and Maturity Date and on any Business Day immediately following any acceleration of the Securities pursuant to
   Section 6.2, the Issuers shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date or Business Day, as the case may be, in a timely manner that permits the Trustee to remit payment to the Holders on such Interest Payment Date, Maturity Date or Business Day, as the case may be.

                                  ARTICLE III

                                   REDEMPTION
                                   ----------

             SECTION 3.1  Election To Redeem; Notices to Trustee.
                          --------------------------------------

             If the Issuers elect to redeem Securities pursuant to Paragraph 6 or 7 of the Securities, they shall notify the

   Trustee and the Paying Agent in writing of the Redemption Date and the principal amount at maturity of Securities to be redeemed.

             The Issuers shall give each notice provided for in this Section 3.1 at least 30 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate of each of the Issuers stating that such redemption will comply with the conditions contained herein and in the Securities.

             SECTION 3.2  Selection of Securities To Be Redeemed.
                          --------------------------------------

             If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such other
                                      --- ----
   method as the Trustee deems fair and appropriate; provided that any
                                                     --------
   redemption pursuant to Paragraph 7 of the Securities shall be made on a pro
                                                                           ---
   rata basis or on as nearly a pro rata basis as is practicable (subject to the
   ----
   procedures of The Depository Trust Company) based on the aggregate principal amount at maturity of Securities held by each Holder. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. The Trustee shall promptly notify the Issuers in writing of such Securities selected for redemption and, in the case of Securities selected for partial redemption, the principal amount at maturity to be redeemed. The Trustee may select for redemption portions of the principal amount at maturity of Securities that have denominations equal to or larger than $1,000 principal amount at maturity. Securities and portions of them the Trustee selects shall be in amounts of $1,000 principal amount at maturity or integral multiples thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

             SECTION 3.3  Notice of Redemption.
                          --------------------

             At least 30 days but not more than 60 days before a Redemption Date, the Issuers shall mail or cause the mailing of a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address. A copy of such notice shall be mailed to the Trustee on the same day the notice is mailed to Holders of Securities.

             The notice shall identify the Securities to be redeemed and shall state:

             (a)  the Redemption Date;

             (b) the paragraph of the Securities pursuant to which the Securities are being redeemed;

             (c) the redemption price and the amount of accrued interest, if any, to be paid;

             (d) the name and address of the Paying Agent;

             (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, if any;

             (f) that, unless the Issuers default in making the redemption payment, Accreted Value and interest on Securities called for redemption ceases to accrete or accrue, as the case may be, on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities redeemed;

             (g) if any Security is to be redeemed in part, the portion of the principal amount at maturity (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on or after the Redemption Date, upon surrender of such Security, a new Security or Securities in aggregate principal amount at maturity equal to the unredeemed portion thereof will be issued without charge to the Securityholder;

             (h) if less than all of the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount at maturity of Securities to be redeemed and the aggregate principal amount at maturity of Securities to be outstanding after such partial redemption; and

             (i) the CUSIP number, if any, pursuant to Section 2.13.

             At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense.

             SECTION 3.4  Effect of Notice of Redemption.
                          ------------------------------

             Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders that would otherwise have been entitled thereto pursuant to this Indenture and the Securities.

             SECTION 3.5  Deposit of Redemption Price.
                          ---------------------------

             At least one Business Day prior to the Redemption Date, the Issuers shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the redemption price of and accrued interest, if any, on all Securities or portions thereof to be redeemed on that date.

             If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Issuers to deposit with the Paying Agent U.S. Legal Tender, the principal, premium, if any, and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in
   Section 4.1 with respect to any payment default.

             SECTION 3.6  Securities Redeemed in Part.
                          ---------------------------

             Upon the surrender to the Paying Agent of a Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount at maturity to the principal amount at maturity of the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                   COVENANTS
                                   ---------

             SECTION 4.1  Payment of Securities.
                          ---------------------

             The Issuers shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture.

             An installment of principal, premium or interest shall be considered paid on the date due if the Trustee or the Paying Agent holds on such date U.S. Legal Tender designated for and sufficient to pay such installment.

             The Issuers shall pay cash interest on overdue principal and (to the extent permitted by law) on overdue installments of interest at the rate borne by the Securities. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

             SECTION 4.2  Maintenance of Office or Agency.
                          -------------------------------

             The Issuers shall maintain the office or agency required under
   Section 2.3. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

             The Issuers may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations;

   provided that no such designation or rescission shall in any manner relieve
   --------
   the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

             The Issuers hereby initially designate the corporate trust office of the Trustee set forth in Section 11.2 as an agency of the Issuers with respect to the Securities in accordance with Section 2.3.

             SECTION 4.3  Corporate or Partnership Existence.
                          ----------------------------------

             Subject to Article V, the Issuers shall do or cause to be done, at their own cost and expense, all things necessary to, and will cause each Restricted Subsidiary to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of each of the Issuers and each Restricted Subsidiary; provided that none of the Issuers or any Restricted Subsidiaries
               --------
   shall be required to preserve any such rights, licenses or franchises if such rights, licenses or franchises will be replaced or if the Board of the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers or such Restricted Subsidiary, as the case may be, and the loss thereof is not adverse in any material respect to the Holders; provided, further, that any Restricted
                                    --------  -------
   Subsidiary may be wound up and liquidated into an Issuer or any other Restricted Subsidiary.

             SECTION 4.4  Payment of Taxes and Other Claims.
                          ---------------------------------

             The Issuers shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon their or their Subsidiaries' income, profits or property and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of an Issuer or a Restricted Subsidiary; provided that the
                                                              --------
   Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts any reserves required in accordance with GAAP have been made.

             SECTION 4.5  Maintenance of Properties; Insurance;
                          Books and Records; Compliance with Law.
                          --------------------------------------

             (a) Each of the Issuers shall, and shall cause each of the Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

             (b) Each of the Issuers shall, and shall cause each of the Restricted Subsidiaries to, maintain insurance (which may include self-insurance) in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

             (c) Each of the Issuers shall, and shall cause each of the Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all of its financial transactions and the assets and business, in accordance with GAAP consistently applied.

             (d) Each of the Issuers shall and shall cause each of the Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or financial condition of the Issuers and the Restricted Subsidiaries, taken as a whole.

             SECTION 4.6  Compliance Certificates.
                          -----------------------

             (a) Each of the Issuers shall deliver to the Trustee, within 45 days after the end of each of the first three quarters of the Issuers' fiscal year, and within 90 days after the end of such fiscal year, an Officers' Certificate stating (i) that a review of the activities of the respective Issuer during the preceding fiscal quarter or year, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the respective Issuer has kept, observed, performed and fulfilled its obligations under this Indenture and (ii) that, to the best knowledge of each Officer signing such certificate, the respective Issuer has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officers may have knowledge, their status and what action the defaulting Issuer is taking or proposes to take with respect thereto).

             (b) The annual financial statements delivered pursuant to Section
   4.7 shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such annual financial statements nothing as to which such accountants have professional competence has come to their attention that would lead them to believe that either of the Issuers has violated any provisions of this Indenture as to which such accountants have professional competence, or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

             (c) Each of the Issuers shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly after any Officer of either of the Issuers becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the applicable Issuer is taking or proposes to take with respect thereto.

             SECTION 4.7  Reports.
                          -------

             So long as any of the Securities are outstanding, the Company will file with the Commission the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Sections 13(a) and 15(d) of the Exchange Act whether or not the Company is then obligated to file reports pursuant to such Sections, and the Company will promptly provide to all registered Holders of the Securities and file, within 30 days of filing with the Commission, with the Trustee copies of such reports and documents.

             SECTION 4.8  Limitation on Additional
                          Indebtedness.
                          ------------------------

             The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume, issue, guarantee or in any other manner become directly or indirectly liable, contingently or otherwise, for or with respect to (in any such case, to "incur") any Indebtedness (including any Acquired Indebtedness); provided that the Issuers and the Restricted Subsidiaries may
                  --------
   incur Indebtedness (including Acquired Indebtedness) if after giving pro
                                                                        ---
   forma effect to such incurrence (including the application or use of the net
   -----
   proceeds therefrom to repay Indebtedness or make any Restricted Payment) either (a) the ratio of (x) Total Consolidated Indebtedness to (y) Annualized Pro Forma Consolidated Operating Cash Flow would be less than (A) 7.0 to 1.0, if the Indebtedness is to be incurred prior to July 1, 2002, or (B) 6.0 to 1.0, if the Indebtedness is to be incurred on or after

   July 1, 2002, or (b) in the case of any incurrence of Indebtedness prior to July 1, 2002 only, Total Consolidated Indebtedness would be equal to or less than 70% of Total Invested Capital.

             Notwithstanding the foregoing, the Issuers and, to the extent specified, the Restricted Subsidiaries will be permitted to incur each and all of the following (each of which shall be given independent effect):

             (a) Indebtedness under the Securities, any Subsidiary Guarantee and this Indenture;

             (b) Indebtedness of the Issuers and the Restricted Subsidiaries outstanding from time to time pursuant to any of the Vendor Credit Facilities;

             (c) Indebtedness of the Issuers and the Restricted Subsidiaries outstanding from time to time pursuant to the Bank Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $2.0 billion;

             (d) Indebtedness of an Issuer or a Restricted Subsidiary owed to and held by an Issuer or another Restricted Subsidiary so long as any such Indebtedness owing by an Issuer is unsecured and subordinated in right of payment to the Securities, except that (x) any direct or indirect transfer of such Indebtedness by an Issuer or a Restricted Subsidiary (other than to an Issuer or a Restricted Subsidiary), as the case may be, or (y) any direct or indirect sale, transfer or other disposition by an Issuer or a Restricted Subsidiary of Equity Interests of a Restricted Subsidiary that is owed Indebtedness of an Issuer or a Restricted Subsidiary such that it ceases to be a Restricted Subsidiary shall, in each such event, be an incurrence of Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, subject to the other provisions of this Section 4.8;

             (e) Interest Rate Protection Obligations of an Issuer or a Restricted Subsidiary relating to Indebtedness of an Issuer or a Restricted Subsidiary otherwise permitted under this Indenture that are entered into for the purpose of protecting against fluctuations in interest rates in respect of such Indebtedness and not for speculative purposes;

             (f) Indebtedness of an Issuer or a Restricted Subsidiary under Currency Agreements; provided that (x) such Currency Agreements relate
                             --------
        to Indebtedness otherwise permitted under this Indenture or the purchase price of goods purchased or sold by an Issuer or a Restricted Subsidiary in the ordinary course of its business and (y) such Currency Agreements do not increase the Indebtedness or other obligations of an Issuer or a Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

             (g) Indebtedness of an Issuer or a Restricted Subsidiary represented by letters of credit for the account of an Issuer or a Restricted Subsidiary in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

             (h) other Indebtedness of the Issuers and the Restricted Subsidiaries in an aggregate principal amount not to exceed $100 million at any one time outstanding; and

             (i)  Refinancing Indebtedness.

             Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring Person) shall be deemed incurred at the time the Person becomes a Restricted Subsidiary or at the time of the asset acquisition, as the case may be.

             SECTION 4.9  Limitation on Restricted Payments.
                          ---------------------------------

             The Company will not, and will not permit any of the Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payment on or prior to December 31, 1999; and, thereafter, will not, and will not permit any of the Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payments unless:

                  (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

                  (ii) immediately after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of additional Indebtedness under clause (a) of the proviso to the first paragraph of
        Section 4.8; and

                  (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date (including any Designation Amount) would not exceed an amount equal to the sum of, without duplication, (1) the amount of (x) the Available Operating Cash Flow of the Company after December 31, 1999 through the end of the latest full fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment (treated as a single accounting period) less (y) 150% of the cumulative Consolidated Interest Expense of the Company after December 31, 1999 through the end of the latest full fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment (treated as a single accounting period), plus (2) the aggregate
                                                         ----
        net cash proceeds (other than Excluded Cash Proceeds) received by the Company as a capital contribution in respect of existing Equity Interests (other than Disqualified Equity Interests) of the Company made after the Issue Date or from the issue or sale (other than to a Restricted Subsidiary) by the Company of its Equity Interests (other than Disqualified Equity Interests) made after the Issue Date, plus (3)
                                                                       ----
        the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the sale, disposition or repayment (other than to the Company or a Restricted Subsidiary) of any Investment (other than an Investment made pursuant to clause (vi) of the following paragraph) made after the Issue Date and constituting a Restricted Payment in an amount equal to the lesser of (x) the return of capital with respect to such Investment and (y) the initial amount of such Investment, in either case, less the cost of disposition of such Investment, plus (4) an amount equal to the consolidated net Investment
                    ----
        on the date of Revocation made by the Company and/or any of the Restricted Subsidiaries in any Subsidiary that has been designated as an Unrestricted Subsidiary after the Issue Date upon its redesignation as a Restricted Subsidiary in accordance with Section 4.16. For purposes of the preceding clause (2), the value of the aggregate net cash proceeds received by the Company upon the issuance of Equity Interests either upon the conversion of convertible

        Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received by the Company upon the conversion, exchange or exercise thereof.

             For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

             The provisions of this Section 4.9 shall not prohibit (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture; (ii) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company out of the net cash proceeds of the substantially concurrent capital contribution in respect of existing Equity Interests (other than Disqualified Equity Interests) of the Company or from the issue or sale (other than to a Restricted Subsidiary) of Equity Interests (other than Disqualified Equity Interests) of the Company; provided that any such net cash proceeds are excluded from clause (iii)(2) of
   --------
   the second preceding paragraph; (iii) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness of an Issuer made by exchange for or conversion into, or out of the net cash proceeds of, a concurrent issue and sale (other than to a Restricted Subsidiary) of (a) Equity Interests (other than Disqualified Equity Interests) of the Company

   (provided that any such net cash proceeds are excluded from clause (iii)(2)
   ---------
   of the second preceding paragraph) or (b) other Subordinated Indebtedness of an Issuer that has an Average Life to Stated Maturity equal to or greater than the Average Life to Stated Maturity of the Subordinated Indebtedness being purchased, redeemed, retired, defeased or otherwise acquired; (iv) so long as no Default shall have occurred and be continuing, the making of a direct or indirect Investment constituting a Restricted Payment out of the proceeds of a concurrent capital contribution in respect of existing Equity Interests (other than Disqualified Equity Interests) of the Company or from the issue or sale (other than to a Restricted Subsidiary) of Equity Interests (other than Disqualified Equity Interests) of the Company; provided that any
                                                              --------
   such net cash proceeds are excluded from clause (iii)(2) of the second preceding paragraph; (v) so long as no Default shall have occurred or be continuing and provided the Company is then a partnership for federal income tax purposes, distributions in respect of, and repurchases of, Equity Interests of the Company owned by the Partners, to the extent necessary to pay current tax liabilities payable in respect of income of the Company in an amount not to exceed in any calendar year the product of (a) the ordinary income from trade or business activities and giving effect to other items of income, loss and deduction reported by the Company for the most recently ended tax year for federal income tax purposes multiplied by (b) a percentage equal to the sum of (x) the highest applicable federal corporate income tax rate for such tax year (expressed as a percentage) plus (y) 5% multiplied by the excess of 100% over the highest applicable federal corporate income tax rate for such tax year (expressed as a percentage); provided that nothing in this clause (v) shall
                                --------
   be redeemed to permit any such distribution or repurchase to pay any tax liabilities of the Company's partners resulting from the conversion of the Company from partnership to corporate form; (vi) so long as no Default shall have occurred and be continuing, any direct or indirect Investment constituting a Restricted Payment by the Company or any Restricted Subsidiary in any Person (including any Unrestricted Subsidiary) whose operations consist principally of, or has been formed principally to operate, a Permitted Business in an amount not to exceed $100 million in the aggregate at any time outstanding; or (vii) any transfer of any Investment in APC held by the Company or any Restricted Subsidiary to Holdings or any Wholly-Owned Subsidiary of Holdings; provided APC has not been made a Restricted
                           --------
   Subsidiary under Section 4.16.

             Restricted Payments made pursuant to clause (i) of the immediately preceding paragraph shall be included in making the determination of available amounts under clause (iii) of the third preceding paragraph and Restricted Payments made pursuant to clauses (ii), (iii), (iv), (v) and (vii) of the immediately preceding paragraph shall not be included in making the determination of available amounts under clause (iii) of the third preceding paragraph.

             SECTION 4.10  Limitation on Liens Securing
                           Certain Indebtedness.
                           ----------------------------

             The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens upon any property or assets of the Company or any Restricted Subsidiary securing either (i) Subordinated Debt Securities unless the Securities and the Subsidiary Guarantees, as applicable, are secured by a Lien on such property or assets that is senior in priority to the Liens securing such Subordinated Debt Securities or
   (ii) Pari Passu Debt Securities unless the Securities and the Subsidiary Guarantees, as applicable, are equally and ratably secured with the Liens securing such Pari Passu Debt Securities.

             SECTION 4.11 Limitation on Issuance of Certain Guarantees by, and Debt Securities of, Restricted Subsidiaries.
                           ----------------------------------

             The Company will not permit (i) any Restricted Subsidiary to, directly or indirectly, guarantee any Debt Securities of any of the Issuers or (ii) any Restricted Subsidiary to issue any Debt Securities, unless, in either such case, such Restricted Subsidiary simultaneously executes and delivers a guarantee (a "Subsidiary Guarantee") of the Securities in accordance with Article X. Any such Subsidiary Guarantee shall not be subordinate in right of payment to any Indebtedness of the Restricted Subsidiary providing the Subsidiary Guarantee.

             SECTION 4.12  Limitation on Dividends and Other
                           Payment Restrictions Affecting
                           Restricted Subsidiaries.
                           ---------------------------------

             The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise enter into or cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make any distributions on its Equity Interests or any other interest or participation in, or measured by, its profits owned by the Company or any Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or a Restricted Subsidiary, (iii) make any Investment in the Company or any Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any Restricted Subsidiary, except for (a) any such customary encumbrance or restriction contained in a security document creating a Lien permitted under this Indenture to the extent relating to the property or asset subject to such Lien (including, without limitation, customary restrictions relating to assets securing any indebtedness under any of the Vendor Credit Facilities or the Bank Credit Facility under the applicable security documents), (b) any such encumbrance or restriction with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the Issue Date, which encumbrance or restriction is in existence at the time such Person becomes a Restricted Subsidiary but not created in contemplation thereof and which encumbrance or restriction pertains only to that Restricted Subsidiary and (c) any such encumbrance or restriction imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Restricted Subsidiary.

             SECTION 4.13  Disposition of Proceeds of
                           Asset Sales.
                           --------------------------

             The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (ii) at least 80% of such consideration consists of cash or Cash Equivalents; provided that the amount of any liabilities of the Company or
                --------
   such Restricted Subsidiary that are assumed (and from which the Company or such Restricted Subsidiary is unconditionally released) in connection with such Asset Sale by the transferee or purchaser of such assets or on behalf of such transferee or purchaser by a third party shall be deemed to be cash for purposes of this clause (ii); provided, further, that up to $25.0 million of
                                 --------  -------
   consideration in the aggregate that is not in the form of cash or Cash Equivalents may be received in excess of the amount permitted by the foregoing provisions during the term of the Securities. The Company or the applicable Restricted Subsidiary, as the case may be, may (i) apply such Net Cash Proceeds within 365 days of receipt thereof to repay Indebtedness (other than Subordinated Indebtedness of an Issuer or any Subsidiary Guarantor) of the Company or a Restricted Subsidiary and elect to permanently reduce the commitments thereunder by the amount of such Indebtedness so repaid or (ii) apply such Net Cash Proceeds within 365 days of receipt thereof to an investment in properties and assets that will be used in a Permitted Business (or in Equity Interests of any Person that will become a Restricted Subsidiary as a result of such investment to the extent such Person's operations consist of Permitted Businesses) of the Company or any Restricted Subsidiary ("Replacement Assets"). Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, any Indebtedness (other than Subordinated Indebtedness of an Issuer or any Subsidiary Guarantor) of the Company or a Restricted Subsidiary nor invested in Replacement Assets within such 365-day period shall constitute "Excess Proceeds" subject to disposition as provided below.

             When the aggregate amount of Excess Proceeds equals or exceeds $20.0 million, the Issuers shall make an offer to purchase Securities (an "Asset Sale Offer"), on a Business Day not more than 60 days after the day the amount of Excess Proceeds equals or exceeds $20.0 million (an "Asset Sale Payment Date") from all holders of Securities, at a price in cash equal to
   (a) 100% of the Accreted Value on the applicable Asset Sale Payment Date, if
   such Asset Sale Payment Date is on or before [        ], 2001, and (b) 100%
   of the principal amount at maturity of the Securities, plus accrued and unpaid interest, if any, thereon to the applicable Asset Sale Payment Date,
   if such Asset Sale Payment Date is after [       ], 2001.  Each Asset Sale
   Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. To the extent that the aggregate purchase price for the Securities tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds available for such offer, the Company and the Restricted Subsidiaries may use such deficiency for general partnership or corporate purposes, as the case may be. If the aggregate Accreted Value and/or principal amount of Securities, Senior Notes and other Debt Securities (other than Subordinated Indebtedness) validly tendered pursuant to an Asset Sale Offer or contractually required offer to purchase or repay Indebtedness under the Senior Notes Indenture or an agreement governing such Debt Securities exceeds the Excess Proceeds available for such offers, the Securities to be purchased will be selected on a pro rata basis among the
                                                    --------
   holders of Securities, Senior Notes and such Debt Securities (based upon the Accreted Value of the Securities, the principal amount of the Senior Notes and/or the principal amount or accreted value of such Debt Securities tendered by each holder thereof); provided that the Senior Discount Notes'
                                     --------
   Pro Rata Share of any Excess Proceeds required to be used to repurchase Securities, Senior Notes or such Debt Securities pursuant to such Asset Sale Offer and other offer(s) shall be applied to repurchase Securities tendered pursuant to such Asset Sale Offer prior to such Excess Proceeds being used to repurchase or repay Senior Notes or such Debt Securities. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

             Notwithstanding the two immediately preceding paragraphs, the Company and the Restricted Subsidiaries shall be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 80% of the consideration for such Asset Sale consists of cash, Cash Equivalents and/or Permitted Assets and (ii) such consideration at the time of such Asset Sale is at least equal to the Fair

   Market Value of the assets sold or otherwise disposed of; provided that (x)
                                                             --------
   any Net Cash Proceeds received by the Company or any of the Restricted Subsidiaries in connection with any such Asset Sale shall be subject to the provisions of the two immediately preceding paragraphs and (y) if any of the assets disposed of are assets otherwise required to be held by WirelessCo, RealtyCo or EquipmentCo under Section 4.18, the Permitted Assets received shall be held by, or promptly transferred to, WirelessCo, RealtyCo or EquipmentCo.

             Not less than 30 nor more than 60 days before the Asset Sale Payment Date, the Issuers shall send, by first class mail, a notice to every Holder of Securities, with a copy to the Trustee and Paying Agent. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

             (1) that the Asset Sale Offer is being made pursuant to this
        Section 4.13;

             (2) the purchase price to be paid for Securities purchased pursuant to the Asset Sale Offer (including the amount of accrued interest, if any) and the Asset Sale Payment Date;

             (3) that any Security not tendered will continue to accrete Accreted Value and accrue interest, as the case may be;

             (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrete Accreted Value and accrue interest, as the case may be, after the Asset Sale Payment Date;

             (5) that Holders electing to have a Security purchased pursuant to the Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Asset Sale Payment Date;

             (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Asset Sale Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the

        Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

             (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount at maturity equal to the unpurchased portion of the Securities surrendered.

             On or before the Asset Sale Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Asset Sale Offer in accordance with this Section 4.13, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price, plus accrued interest, if any, of all Securities to be purchased in accordance with this Section 4.13 and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, plus accrued interest, if any, thereon. For purposes of this Section 4.13, the Trustee shall act as the Paying Agent.

             If the Company is required to make an Asset Sale Offer, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable Federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Securities are listed.

             SECTION 4.14  Limitation on Transactions with
                           Equityholders and Affiliates.
                           -------------------------------

             The Company will not, and will not permit, cause, or suffer any Restricted Subsidiary to, conduct any business or enter into, renew or extend any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with or for the benefit of any of their respective Affiliates or any beneficial holder of 5% or more of any class of Equity Interests of the Company (each an "Affiliate Transaction"), except on terms that are no less favorable to the Company or such Restricted Subsidiary than those that could reasonably be obtained in a comparable arm's-length transaction with a Person that is not such a holder or Affiliate. Each Affiliate Transaction involving aggregate payments or other Fair Market Value in excess of $15.0 million shall be approved by (i) if the Company is a Wholly-Owned Subsidiary of Holdings, either (a) if the current provisions of Section 8.6 ("Interested Party Transactions") of the Holdings Partnership Agreement are in effect, members of the Board of Holdings exercising votes representing at least a majority (or such other percentage vote as required by the Holdings Partnership Agreement) of votes entitled to be exercised by members of such Board selected by the Partners not having any financial interest in any such Affiliate Transaction, or (b) if the current provisions of Section 8.6 ("Interested Party Transactions") of the Holdings Partnership Agreement are not in effect, a majority of the Disinterested Directors of Holdings, in each case, as evidenced by a Resolution of the Board of Holdings and (ii) if the Company is not a Wholly-Owned Subsidiary of Holdings, a majority of the Disinterested Directors of the Company as evidenced by a Resolution of the Company. In the event the Company obtains a written opinion from an Independent Financial Advisor stating that the terms of an Affiliate Transaction are fair to the Company or a Restricted Subsidiary, as the case may be, from a financial point of view, it shall conclusively meet the requirements of the first sentence of this paragraph and there shall be no need to comply with the second sentence of this paragraph.

             Notwithstanding the foregoing, the restrictions set forth in this
   Section 4.14 shall not apply to (i) transactions between or among the Company and/or any of the Restricted Subsidiaries, (ii) any dividend or distribution permitted by Section 4.9, (iii) directors' fees, indemnification and similar arrangements, officers' indemnification, employee stock option or employee benefit plans and employee salaries and bonuses paid or created in the ordinary course of business, (iv) any Affiliate Transaction pursuant to the Services Agreements or any other agreement in effect on the Issue Date, as the same shall be amended from time to time; provided that any material
                                                --------
   amendment shall be required to comply with the provisions of the preceding paragraph of this Section 4.14, (v) transactions involving the marketing of products and services of the Company or any Restricted Subsidiary jointly with products and services of an Affiliate of the Company or a beneficial holder of 5% or more of any class of Equity Interests of the Company (such holder or Affiliate bring a "Related Party"); provided all payments made by
                                                 --------
   the Company or any Restricted Subsidiary to the Related Party are made to reimburse the Related Party for its share of any expenses incurred by the Related Party on behalf of the Company or any Restricted Subsidiary,

   (vi) transactions involving the leasing or sharing or other use by the Company or any Restricted Subsidiary of communications network facilities (including, without limitation, cable or fiber lines, equipment or transmission capacity) of a Related Party on terms that are no less favorable (when taken as a whole) to the Company or such Restricted Subsidiary, as applicable, than those available from such Related Party to unaffiliated third parties, (vii) transactions involving the provision of telecommunication services by a Related Party in the ordinary course of its business to the Company or any Restricted Subsidiary, or by the Company or any Restricted Subsidiary to a Related Party, on terms that are no less favorable (when taken as a whole) to the Company or such Restricted Subsidiary, as applicable, than those available from such Related Party to unaffiliated third parties, and (viii) any sales agency agreements pursuant to which a Partner or any of its Affiliates has the right to market any or all of the products or services of the Company or any of the Restricted Subsidiaries on a "most favored nation" basis (without regard to volume), as contemplated by the Holdings Partnership Agreement as in effect on the Issue Date.

             SECTION 4.15  Change of Control.
                           -----------------

             (a) Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Issuers shall notify the holders of the Securities, in the manner prescribed by this Indenture, of such occurrence and shall make an offer to purchase (a "Change of Control Offer"), on a Business Day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Securities then outstanding at a purchase price equal to (i) 101% of the Accreted Value on the Change of Control Payment Date of the Securities, if the Change of
   Control Payment Date is on or before [       ], 2001, and (ii) 101% of the
   principal amount at maturity of the Securities, plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date, if such date
   is after [        ], 2001.  The Change of Control Offer shall remain open for at least 20 Business Days or such longer period as may be required by law and until the close of business on the Change of Control Payment Date. The Issuers' obligations under this Section 4.15 may be satisfied if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuers and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

             (b) Not less than 30 days nor more than 60 days before the Change of Control Payment Date, the Issuers shall send, by first class mail, a notice to each Holder of Securities, with a copy to the Trustee and the
   Paying Agent.   The notice, which shall govern the terms of the Change of
   Control Offer, shall include such disclosures as are required by law and shall state:

                  (i) that a Change of Control Offer is being made pursuant to this Section 4.15 and that all Securities tendered will be accepted for payment;

                  (ii) the purchase price (including the amount of accrued interest, if any) for each Security and the Change of Control Payment Date;

                  (iii) that any Security not tendered for payment will continue to accrete Accreted Value and accrue interest, as the case may be, in accordance with the terms thereof;

                  (iv) that, unless the Issuers default on making the payment, any Security or portion thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrete Accreted Value and accrue interest, as the case may be, after the Change of Control Payment Date;

                  (v) that Holders electing to have Securities or any portion thereof purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day preceding the Change of Control Payment Date with the "Option of Holder to Elect Purchase" on the reverse thereof completed and must complete any form of letter of transmittal proposed by the Issuers and acceptable to the Trustee and the Paying Agent;

                  (vi) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day preceding the Change of Control Payment Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

                  (vii) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount at maturity to the unpurchased portion of the Securities surrendered.

             On the Change of Control Payment Date, the Issuers shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate of each of the Issuers setting forth the Securities or portions thereof tendered to and accepted for payment by the Issuers. The Paying Agent shall promptly (but in any case no later than 10 calendar days after the Change of Control Payment Date) mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount at maturity to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.

             For purposes of this Section 4.15, the Trustee shall act as Paying Agent.

             In connection with the purchase of Securities pursuant to a Change of Control Offer, the Issuers shall comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14(e)-1 under the Exchange Act, and any other applicable Federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Securities are listed.

             SECTION 4.16  Limitation on Designations
                           of Unrestricted Subsidiaries.
                           ----------------------------

             The Company may designate any Subsidiary of the Company (other than FinCo, WirelessCo, RealtyCo and EquipmentCo) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

                 (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

                 (ii) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the aggregate amount of its Investments in such Subsidiary on such date; and

                 (iii) except in the case of a Subsidiary in which an Investment is being made pursuant to and as permitted by the third paragraph of Section 4.9, the Company would be permitted to incur $1.00 of additional Indebtedness pursuant to clause (a) of the proviso to the first paragraph of Section 4.8 at the time of Designation (assuming the effectiveness of such Designation).

             In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to
   Section 4.9 for all purposes of this Indenture in the Designation Amount.
   The Company shall not, and shall not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the Holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under Section 4.9.

             Notwithstanding anything herein to the contrary, APC shall not, at any time, be considered a Restricted Subsidiary absent a Revocation in compliance with the following paragraph.

             The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

             (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

             (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

             All Designations and Revocations must be evidenced by Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

             SECTION 4.17  Limitation on Activities of
                           the Issuers and the Restricted
                           Subsidiaries.
                           ------------------------------

             (i) The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business and
   (ii) FinCo will not own any operating assets or other properties or conduct any business other than to serve as an Issuer and obligor on the Securities and other Indebtedness permitted under this Indenture.

             SECTION 4.18  Limitation on Ownership of Equity
                           Interests of Restricted Subsidiaries.
                           ------------------------------------

             Notwithstanding any other provision of this Indenture to the contrary, (i) each of WirelessCo, RealtyCo, EquipmentCo and FinCo shall at all times remain a direct Wholly-Owned Restricted Subsidiary of the Company (except that FinCo may be merged with and into the Company or a Wholly-Owned Restricted Subsidiary if the Company or such Wholly-Owned Restricted Subsidiary is then a corporation) and (ii) none of WirelessCo, RealtyCo or EquipmentCo will, directly or indirectly, sell, convey, transfer, lease or otherwise dispose of any assets or property used or useful in the operation of the business of the Company and the Restricted Subsidiaries in the geographic areas for which the Company or a Restricted Subsidiary owns or holds an FCC license for the transmission of wireless telecommunications services on the Issue Date other than, in the case of this clause (ii), to a Person not an Affiliate of the Company or any of the Restricted Subsidiaries or to a Wholly-Owned Subsidiary if all of the outstanding Equity Interests of such Wholly-Owned Subsidiary are concurrently sold to a Person that is not an Affiliate of the Company or any of the Restricted Subsidiaries, in each case in compliance with Section 4.13. Notwithstanding the foregoing, WirelessCo, RealtyCo, EquipmentCo and FinCo may issue Disqualified Equity Interests that do not entitle the Holders thereof to participate in the earnings, profits or cash flow of such

   Restricted Subsidiary pursuant to and in compliance with Section 4.8.

             SECTION 4.19  Waiver of Stay, Extension
                           or Usury Laws.
                           -------------------------

             Each of the Issuers covenants, and each Subsidiary Guarantor shall be deemed to covenant, (to the extent permitted by law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuers or such Subsidiary Guarantor, as the case may be, from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent permitted by law) each of the Issuers hereby expressly waives and each Subsidiary Guarantor shall be deemed to expressly waive, all benefit or advantage of any such law, and covenants, and each Subsidiary Guarantor shall be deemed to covenant, that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE V

                             SUCCESSOR CORPORATION
                             ---------------------

             SECTION 5.1  Consolidation, Merger, Sale
                          of Assets, Etc.
                          ---------------------------

             The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company will not permit any of the Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless at the time of and after giving effect thereto:

                 (i) either (a) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (b) the Person formed by any such consolidation or into which the Company or such Restricted Subsidiary is merged or to which the properties and assets of the Company and/or any Restricted Subsidiary, as the case may be, are transferred (any such surviving Person or transferee Person being a "Surviving Entity") shall be a partnership or corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, and, in each case, this Indenture shall remain in full force and effect;

                 (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis
                                                        --- -----
        (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing;

                 (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without
                                    --- -----
        limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company or the Surviving Entity, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the proviso to the first paragraph of clause (a) of Section 4.8; provided that in the
                                                          --------
        event of a conversion of the Company from partnership to corporate form in a transaction the primary purpose of which is to effect such conversion and in which no additional Indebtedness is incurred or anticipated to be incurred by the Company, the Surviving Entity or any Restricted Subsidiary, the Surviving Entity shall not be required to be able to incur such $1.00 of additional Indebtedness; and

                 (iv) the Company or its surviving entity, as the case may be, shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements of this Indenture.

             Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of the Subsidiary Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.17) will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or another Subsidiary Guarantor unless: (a) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is a corporation or partnership organized and existing under the laws of the United States or any state thereof or the District of Columbia; (b) such entity assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor under its Subsidiary Guarantee; (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (d) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis,
                                                              --- -----
   the Company could satisfy the provisions of clause (iii) of the first paragraph of this Section. Any merger or consolidation of a Subsidiary Guarantor with and into the Company (with the Company being the Surviving Entity) or another Subsidiary Guarantor need only comply with clause (ii) of the first paragraph of this Section.

             SECTION 5.2  Successor Entity Substituted.
                          ----------------------------

             Upon any consolidation, combination, merger or any transfer of all or substantially all of the assets of a Person subject to, and in accordance with Section 5.1, the Surviving Entity formed by such consolidation or combination or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein; provided that,
                                                               --------
   solely for purposes of computing Available Operating Cash Flow for purposes of clause (iii) of the first paragraph of Section 4.9, the Available Operating Cash Flow of any Persons other than the Company and the Restricted Subsidiaries shall only be included for periods subsequent to the effective time of such consolidation, combination, merger or transfer of assets.

             SECTION 5.3  Status of Subsidiaries.
                          ----------------------

             For all purposes of this Indenture and the Securities (including the provisions of this Article V and Sections 4.8, 4.9 and 4.10), Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to Section 4.16 and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries immediately prior to such transaction or series of transactions will be deemed to have been incurred to upon such transaction or series of transactions; provided that in the event of a conversion of the Company from
                 --------
   partnership to corporate form in a transaction the purpose of which is to effect such conversion and in which no additional Indebtedness is incurred or anticipated to be incurred by the Company, the Surviving Entity or any Restricted Subsidiary, no Indebtedness of the Company and the Restricted Subsidiaries shall be deemed to have been incurred upon such transaction or series of transactions.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES
                              --------------------

             SECTION 6.1  Events of Default.
                          -----------------

             (a)  An "Event of Default" occurs if:

                  (i) there is a default in the payment of the principal of, or premium, if any, on the Securities when due, at maturity, upon redemption or otherwise (including pursuant to a Change of Control Offer or an Asset Sale Offer); or

                  (ii) there is a default in the payment of interest on the Securities when it becomes due and payable and continuance of such default for a period of 30 days; or

                  (iii) there is a default in the performance, or breach, of any covenant described in Section 5.1; or

                  (iv) there is a default in the performance of or compliance with, or breach of, any term, covenant, condition or provision of the Securities or this Indenture (other than those specified in clause (i) or (ii) above) and such default continues for a period of 30 days after written notice to the Company thereof by the Trustee or holders of at least 25% of the aggregate principal amount at maturity of the Securities then outstanding; or

                  (v) either (a) one or more default or defaults in the payment of any principal under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness (each, a "Debt Instrument") under which the Company or one or more Restricted Subsidiaries or the Company and one or more Restricted Subsidiaries then have outstanding Indebtedness in excess of $50.0 million, individually or in the aggregate, or (b) any other default or defaults under one or more Debt Instruments under which the Company or one or more Restricted Subsidiaries or the Company and one or more Restricted Subsidiaries then have outstanding Indebtedness in excess of $50.0 million, individually or in the aggregate, and, in the case of this clause (b), either (x) such Indebtedness is already due and payable in full by its terms or (y) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

                  (vi) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $50.0 million, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

                  (vii) any holder of at least $50.0 million in aggregate principal amount of Indebtedness of the Company or any of the Restricted Subsidiaries, or its trustee, agent or representative, shall commence (or have commenced on its behalf) judicial proceedings to foreclose upon assets of the Company or any of the Restricted Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $50.0 million or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or

                  (viii) any Subsidiary Guarantee ceases to be in full force and effect or is declared null and void or a Subsidiary Guarantor denies that it has any further liability under its Subsidiary Guarantee or gives notice to such effect; or

                  (ix) an Issuer, any Subsidiary Guarantor or any Material Restricted Subsidiary (a) admits in writing its inability to pay its debts generally as they become due, (b) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (c) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (d) consents to the appointment of a Custodian (as defined below) of it or for substantially all of its property, (e) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (f) makes a general assignment for the benefit of its creditors or (g) takes any partnership or corporate action, as the case may be, to authorize or effect any of the foregoing;

                  (x) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of an Issuer, any Subsidiary Guarantor or any Material Restricted Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (a) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of an Issuer, any Subsidiary Guarantor or any Material Restricted Subsidiary, (b) appoint a Custodian of the Company or any of its Subsidiaries or for substantially all of any of their property or (c) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

             (b) For purposes of this Article VI: the term "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

             SECTION 6.2  Acceleration.
                          ------------

             If an Event of Default (other than an Event of Default specified in Section 6.1(a)(ix) or (x) with respect to an Issuer) occurs and is continuing, the Holders of at least 25% in principal amount at maturity of the outstanding Securities may, by written notice to the Issuers and the

   Trustee, and the Trustee upon the request of the Holders of not less than 25% in principal amount at maturity of the outstanding Securities shall by written notice to the Issuers, declare the Default Amount to be due and payable immediately. Upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in Section 6.1(a)(ix) or (x) occurs and is continuing with respect to an Issuer, then the Default Amount shall ipso facto become and be immediately due and payable
                            ---- -----
   without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount at maturity of outstanding Securities may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default have been cured or waived, other than the non-payment of the Default Amount and any accrued interest on the Securities that has become due solely as a result of such acceleration and if the rescission of acceleration would not conflict with any judgment or decree. No such rescission shall affect any subsequent default or impair any right consequent thereto.

             SECTION 6.3  Other Remedies.
                          --------------

             If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities, or to enforce the performance of any provision of the Securities, this Indenture or any Subsidiary Guarantee.

             All rights of action and claims under this Indenture, or the Securities or any Subsidiary Guarantee may be enforced by the Trustee even if the Trustee does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

             SECTION 6.4  Waiver of Past Default.
                          ----------------------

             Subject to Sections 6.7 and 9.2, the Holders of, in the aggregate, a majority in aggregate principal amount at maturity of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default specified in Section 6.1(a)(i) or (ii) or in respect of any provision hereof that cannot be modified or amended without the consent of the Holder so affected pursuant to
   Section 9.2. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist.

             SECTION 6.5  Control by Majority.
                          -------------------

             The Holders of at least a majority in principal amount at maturity of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided that the Trustee may
                                                  -------
   refuse to follow any direction that (i) conflicts with law or this Indenture,
   (ii) the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or (iii) may involve the Trustee in personal liability unless the Trustee has indemnification satisfactory to it in its sole discretion against any loss or expense caused by its following such direction; and provided, further, that the Trustee may take any other action
                  --------  -------
   deemed proper by the Trustee that is not inconsistent with such direction.

             SECTION 6.6  Limitation on Suits.
                          -------------------

             A Securityholder may not pursue any remedy with respect to this Indenture, the Securities or any Subsidiary Guarantee unless:

             (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

             (b) the Holders of at least 25% in principal amount at maturity of the outstanding Securities make a written request to the Trustee to pursue a remedy;

             (c) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

             (d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, provision of indemnity; and

             (e) during such 30-day period the Holders of a majority in principal amount at maturity of the outstanding Securities do not give the Trustee a direction inconsistent with the request.

             The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of the Default Amount, principal of or accrued interest on the Securities on or after the respective due dates set forth or provided for in the Securities.

             A Securityholder may not use this Indenture to obtain a preference or priority over any other Securityholder.

             SECTION 6.7  Rights of Holders To Receive Payment.
                          ------------------------------------

             Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Default Amount, principal of and interest on a Security, on or after the respective due dates expressed or provided for in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

             SECTION 6.8  Collection Suit by Trustee.
                          --------------------------

             If an Event of Default specified in Section 6.1(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the interest rate borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

             SECTION 6.9  Trustee May File Proofs of Claim.
                          --------------------------------

             The Trustee shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Issuers or any Subsidiary Guarantor (or any other obligor upon the Securities), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any

   Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section
   7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

             SECTION 6.10  Priorities.
                           ----------

             If the Trustee collects any money pursuant to this Article VI, it shall pay out such money in the following order:

             First:  to the Trustee for amounts due under Section 7.7;

             Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

             Third: to Holders for Accreted Value or principal amounts, as the case may be, owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

             Fourth: to the Issuers or any Subsidiary Guarantor, as their respective interests may appear.

             The Trustee, upon prior written notice to the Issuers, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

             SECTION 6.11  Undertaking for Costs.
                           ---------------------

             In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount at maturity of the outstanding Securities.

                                   ARTICLE VII

                                    TRUSTEE
                                    -------

             SECTION 7.1  Duties of Trustee.
                          -----------------

             (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

             (b) Except during the continuance of an Event of Default:

                  (i) The Trustee undertakes to perform such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates
                   --------  -------
        or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether they conform to the requirements of this Indenture.

             (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.5 or 6.6.

             (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

             (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

             (f) The Trustee may refuse to perform any duty or exercise any right or power unless it is provided adequate funds to enable it to do so and it receives indemnity satisfactory to it in its sole discretion against any loss, liability, fee or expense.

             SECTION 7.2  Rights of Trustee.
                          -----------------

             Subject to TIA (S)(S) 315(a)-(d) and except as provided in Section 7.1:

             (a) The Trustee may rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice, to examine the books, records and premises of the Issuers, personally or by agent or attorney.

             (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers' Certificate from each of the Issuers or an Opinion of Counsel from each of the Issuers, that shall conform to the provisions of Section 11.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

             (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed with due care.

             (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers; provided, however, that the foregoing
                                        --------  -------
        shall apply only if the Trustee's conduct does not constitute negligence or bad faith.

             (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

             (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

             SECTION 7.3  Individual Rights of Trustee.
                          ----------------------------

             The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

             SECTION 7.4  Trustee's Disclaimer.
                          --------------------

             The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities or any Subsidiary Guarantee, it shall not be accountable for the Company's use of the proceeds from the issuance of the Securities and it shall not be responsible for any statement of the Issuers in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

             SECTION 7.5  Notice of Defaults.
                          ------------------

             If a Default or an Event of Default with respect to the Securities occurs and is continuing and is known to the Trustee, the Trustee shall give notice of the Default or Event of Default within 30 days after the Trustee acquires knowledge of the occurrence thereof to all Holders as their names and addresses appear on the Register, unless such Default shall have been cured or waived before the mailing of such notice. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice to the Securityholders if a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

             SECTION 7.6  Reports by Trustee to Holders.
                          -----------------------------

             To the extent required by TIA (S) 313(a), within 60 days after May 15 of each year commencing with 1997 and for as long as there are Securities outstanding hereunder, the Trustee shall mail to each Securityholder the Trustee's brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b) and TIA (S) 313(c) and (d). A copy of such report at the time of its mailing to Securityholders shall be filed with the Commission, if required, and each stock exchange, if any, on which the Securities are listed.

             SECTION 7.7  Compensation and Indemnity.
                          --------------------------

             The Issuers shall pay to the Trustee, the Paying Agent and the Registrar from time to time reasonable compensation for their respective services rendered hereunder. The Trustee's, the Paying Agent's and the Registrar's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the

   Trustee, the Paying Agent and the Registrar upon request for all reasonable out-of-pocket disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by each of them in addition to the compensation for their respective services. Such expenses shall include the reasonable compensation, out-of-pocket disbursements and expenses of the Trustee's, the Paying Agent's and the Registrar's agents and counsel.

             The Issuers shall indemnify the Trustee, the Paying Agent and the Registrar for, and hold each of them harmless against, any claim, demand, expense (including but not limited to reasonable attorneys' fees and expenses), loss or liability incurred by each of them arising out of or in connection with the administration of this Indenture and their respective duties hereunder or thereunder. Each of the Trustee, the Paying Agent and the Registrar shall notify the Issuers promptly of any claim asserted against it for which it may seek indemnity. However, failure by the Trustee, the Paying Agent or the Registrar to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee, the Paying Agent or the Registrar through the Trustee's, the Paying Agent's or the Registrar's, as the case may be, own willful misconduct, negligence or bad faith.

             To secure the Issuers' payment obligations in this Section 7.7 and in Section 6.9 (insofar as the Trustee is concerned), each of the Trustee, the Paying Agent and the Registrar shall have a lien prior to the Securities on all money or property held or collected by it, in its capacity as Trustee, Paying Agent or Registrar, as the case may be, except money or property held in trust to pay principal of or interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture or any other termination under the Bankruptcy Law.

             Subject to any other rights available to the Trustee, the Registrar and the Paying Agent under any Bankruptcy Law, when any of the Trustee, the Paying Agent and the Registrar incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(ix) or (x) with respect to an Issuer occurs, the parties hereto and the Securityholders, by acceptance of the Securities, hereby agree that the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

             SECTION 7.8  Replacement of Trustee.
                          ----------------------

             The Trustee may resign at any time by so notifying the Issuers in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount at maturity of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Issuers' consent, which consent shall not be unreasonably withheld. The Issuers may remove the Trustee if:

             (a) the Trustee fails to comply with Section 7.10;

             (b) the Trustee is adjudged a bankrupt or an insolvent;

             (c) a receiver or other public officer takes charge of the Trustee or its property; or

             (d) the Trustee becomes incapable of acting.

             If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

             A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided in Section 7.7), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

             If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 25% in principal amount at maturity of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

             If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

             Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

             SECTION 7.9  Successor Trustee by Merger, Etc.
                          --------------------------------

             If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee provided such corporation shall be otherwise qualified and eligible under this Article VII.

             SECTION 7.10  Eligibility; Disqualification.
                           -----------------------------

             This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1) and (2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b) subject to its rights to apply for a stay of its duty to resign under the penultimate paragraph of TIA (S) 310(b). The provisions of TIA (S) 310 shall refer to the Issuers and any Subsidiary Guarantor as obligors in respect of the Securities.

             SECTION 7.11  Preferential Collection of
                           Claims Against Issuers.
                           --------------------------

             The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein. The provisions of TIA (S) 311 shall refer to the Issuers and any Subsidiary Guarantor, if applicable, as obligors in respect of the Securities.

                                   ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE
                       ----------------------------------

             SECTION 8.1  Satisfaction and Discharge.
                          --------------------------

             This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for in this Indenture) as to all outstanding Securities when:

             (1) either (a) all the Securities, theretofore authenticated and delivered (except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Issuers have irrevocably deposited or caused to be deposited with the Trustee U.S. Legal Tender in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

             (2) the Issuers have paid all other sums payable under this Indenture by them; and

             (3) each of the Issuers has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

             SECTION 8.2  Legal Defeasance and Covenant
                          Defeasance.
                          -----------------------------

             (a) The Issuers may, at their option by Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

             (b) Upon the Issuers' exercise under paragraph (a) of the option applicable to this paragraph (b), the Issuers and any Subsidiary Guarantor, if any, shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following that shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due,
   (ii) the Issuers' obligations with respect to such Securities under Sections 2.2, 2.3, 2.6, 2.7, 2.8, 4.1, 4.2 and 4.19, and, with respect to the Trustee, under Sections 7.7 and 7.8, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.2 and Sections 8.3, 8.4 and 8.5. Subject to compliance with this Section 8.2, the Issuers may exercise their option under this paragraph (b) notwithstanding the prior exercise of their option under paragraph (c) below with respect to the Securities.

             (c) Upon the Issuers' exercise under paragraph (a) of the option applicable to this paragraph (c), the Issuers shall be released and discharged from their obligations under any covenant contained in Article V and in Sections 4.4 through 4.18 (except for obligations mandated by the TIA) with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities and each Subsidiary Guarantee, if any, shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Issuers and any Subsidiary Guarantor, if any, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 6.1(a)(iii) or 6.1(a)(iv), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

             (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

                  (i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Securities, cash in United States Dollars, direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States is pledged ("US Government Obligations"), or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium, if any, and interest on the outstanding Securities to redemption or maturity (except lost, stolen or destroyed Securities that have been replaced or paid);

                  (ii) each of the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance or covenant legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant legal defeasance had not occurred (in the case of legal defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax laws);

                  (iii) no Default under this Indenture shall have occurred and be continuing on the date of such deposit;

                  (iv) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Issuers;

                  (v) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuers or any of their Subsidiaries is a party or by which it is bound;

                  (vi) each of the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following their deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or to the rights of any creditor of the Issuers or any Subsidiary Guarantor other than those continuing rights of the applicable holders of Securities; and

                  (vii) each of the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture to either legal defeasance or covenant defeasance, as the case may be, have been complied with.

             (e) All United States Dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

             The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of the outstanding Securities.

             Anything in this Section 8.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request, in writing, by the Issuers any money or U.S. Government Obligations held by it as provided in paragraph (d) above that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

             SECTION 8.3  Application of Trust Money.
                          --------------------------

             The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.1 and 8.2, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

             SECTION 8.4  Repayment to the Issuers
                          or a Subsidiary Guarantor.
                          -------------------------

             Subject to Sections 7.7, 8.1 and 8.2, the Trustee and the Paying Agent shall promptly pay to the Issuers, or if deposited with the Trustee by any Subsidiary Guarantor, to such Subsidiary Guarantor upon receipt by the Trustee and the Paying Agent of Officers' Certificates stating the amount to which each of the Issuers or such Subsidiary Guarantor, as the case may be, is entitled, any excess money, determined in accordance with Section 8.2(e), held by it at any time. The Trustee and the Paying Agent shall pay to the Issuers or such Subsidiary Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of Officers' Certificates stating the amount to which the Issuers or such Subsidiary Guarantor, as the case may be, is entitled, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and
                                       --------  -------
   the Paying Agent before being required to make any payment may, but need not, at the expense of the Issuers, mail by first-class mail to each Holder of Securities entitled to such money at such Holder's address as set forth on the Register notice that such money remains unclaimed and that after a date specified therein, which shall be at least one year from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Issuers or such Subsidiary Guarantor, as the case may be. After payment to the

   Issuers or such Subsidiary Guarantor, as the case may be, Securityholders entitled to money must look solely to the Issuers and such Subsidiary Guarantor for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

             SECTION 8.5  Reinstatement.
                          -------------

             With respect to the circumstances referred to in Section 8.1 and 8.2, if the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Issuers' and any Subsidiary Guarantor's (if any) obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture;

   provided, that if the Issuers or any such Subsidiary Guarantor has made any
   --------
   payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Issuers or any such Subsidiary Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS
                      -----------------------------------

             SECTION 9.1  Without Consent of Holders.
                          --------------------------

             The Issuers and any Subsidiary Guarantors, when authorized by Resolutions of their respective Boards, and the Trustee may amend, waive or supplement this Indenture and the Securities without notice to or consent of any Securityholder:

             (a) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not adversely affect the rights of any Holder;

             (b) to comply with any requirements of the Commission under the TIA;

             (c) to evidence the succession in accordance with Article V hereof of another Person and the assumption by any such successor of the covenants of any of the Issuers or any Subsidiary Guarantor herein and in the Securities;

             (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities;

             (e) to make any change that does not adversely affect the rights of any Holder; or

             (f) to add a Subsidiary Guarantor pursuant to Section 4.11.

             SECTION 9.2  With Consent of Holders.
                          -----------------------

             Subject to Section 6.7 and the provisions of this Section 9.2, the Issuers and any Subsidiary Guarantors, when authorized by Resolutions of their respective Boards, and the Trustee may amend or supplement this Indenture or the Securities in any respect with the written consent of the Holders of not less than a majority in aggregate principal amount at maturity of the Securities then outstanding. Subject to Section 6.7 and the provisions of this Section 9.2, the Holders of, in the aggregate, at least a majority in aggregate principal amount at maturity of the outstanding Securities affected may waive compliance by the Issuers or any Subsidiary Guarantor with any provision of this Indenture, the Securities or any Subsidiary Guarantee, as the case may be, without notice to any other Securityholder.

             Notwithstanding the foregoing, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

             (a) reduce the principal amount of or Accreted Value of, extend the fixed maturity of, or alter the redemption provisions of, the Securities;

             (b) change the currency in which any Securities or any premium or the accrued interest thereon is payable;

             (c) reduce the percentage in principal amount of outstanding Securities which must consent to an amendment, supplement or waiver or consent to take any action under this Indenture, the Securities or any Subsidiary Guarantees;

             (d) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities or any Subsidiary Guarantee;

             (e) waive a default in payment with respect to the Securities;

             (f) reduce the rate or extend the time for payment of interest on the Securities or amend the rate of accretion on the Securities or amend the definition of Accreted Value;

             (g) alter the obligation to purchase the Securities in accordance with this Indenture following the occurrence of an Asset Sale or a Change of Control or waive any default in the performance thereof;

             (h) adversely affect the ranking of the Securities or any Subsidiary Guarantees;

             (i) release any Subsidiary Guarantee other than in accordance with this Indenture; or

             (j) modify this Section 9.2 or Section 6.4.

             It shall not be necessary for the consent of the Holders under this
   Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

             After an amendment or waiver under this Section 9.2 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

             Promptly after the execution by the Issuers and any Subsidiary Guarantors and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.2, the Trustee shall give notice thereof, at the expense of the Issuers, to the Holders of then outstanding Securities, by mailing a notice thereof by first-class mail to such Holders at their addresses as they shall appear on the books of the Registrar, and such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

             SECTION 9.3  Compliance with Trust Indenture Act.
                          -----------------------------------

             Every amendment to or supplement of this Indenture or the Securities or any Subsidiary Guarantee shall comply with the TIA as then in effect.

             SECTION 9.4  Revocation and Effect
                          of Amendments and Consents.
                          --------------------------

             Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Securityholder under (S) 316(b) of the TIA.

             The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of Securities after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

             After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder (and every subsequent Securityholder), unless it makes a change described in any of clauses (a) through (j) of Section 9.2; if it makes such a change, the amendment, supplement or waiver shall bind every Holder consenting thereto and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

             SECTION 9.5  Notation on or Exchange of Securities.
                          -------------------------------------

             If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific direction of the Issuers) request the Holder of the Security to deliver it to the Trustee.
   The Trustee shall (in accordance with the specific direction of the Issuers) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

             SECTION 9.6  Trustee To Sign Amendments, Etc.
                          -------------------------------

             The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee.
   If it does, the Trustee may, but need not, sign it.

                                   ARTICLE X

                                   GUARANTEE
                                   ---------

             SECTION 10.1  Unconditional Guarantee.
                           -----------------------

             Each Subsidiary Guarantor, if any, hereby unconditionally guarantees in accordance with the provisions of Section 4.11, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Securities that: (i) the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Securities to the Holders or the Trustee will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03. Each Subsidiary Guarantor, if any, hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, and action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor, if any, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in its Subsidiary Guarantee. If any Securityholder or the Trustee is required by any court or otherwise to return to the Issuers, any Subsidiary Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or any such Subsidiary Guarantor, any amount paid by the Issuers or any such Subsidiary Guarantor to the Trustee or such Securityholder, each Subsidiary Guarantee to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between it and all other Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of a Subsidiary Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in
   Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of the Subsidiary Guarantees.

             SECTION 10.2  Severability.
                           ------------

             In case any provision of this Article X shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             SECTION 10.3  Limitation of Liability.
                           -----------------------

             Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by each Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any of the other Subsidiary Guarantors in respect of the obligations of such other Subsidiary Guarantors under the other Subsidiary Guarantees or pursuant to Section 10.05, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting such fraudulent transfer or conveyance.

             SECTION 10.4  Subsidiary Guarantors May
                           Consolidate, etc., on Certain Terms.
                           -----------------------------------

             (a) Nothing contained in this Indenture or in the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into an Issuer or another Subsidiary Guarantor or shall prevent any sale of assets or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to an Issuer or another Subsidiary Guarantor. Upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee given by such Subsidiary Guarantor shall no longer have any force or effect.

             (b) Upon the sale or disposition as an entirety (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or all or substantially all its assets) to a Person that is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with Section
   4.17 and the other terms of this Indenture, such Subsidiary Guarantor shall be deemed released from all obligations under this Article X without any further action required on the part of the Trustee or any Holder.

             The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Issuers accompanied by Officers' Certificates and Opinions of Counsel certifying as to the compliance with this Section 10.04. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article X.

             SECTION 10.5  Contribution.
                           ------------

             In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the
                                                           ----- --
   event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under any of the Subsidiary Guarantees, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined
                   --- ----
   below) of each of the Subsidiary Guarantors (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuers' obligations with respect to the Securities or any obligations of any of the other Subsidiary Guarantors with respect to any of the Subsidiary Guarantees. "Adjusted Net Assets" of any Person at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under a Subsidiary Guarantee of such Person at such date and (y) the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Subsidiary Guarantee of such Person, as they become absolute and matured.

             SECTION 10.6  Waiver of Subrogation.
                           ---------------------

             Until all Obligations under each of the Subsidiary Guarantees, the Securities and this Indenture are paid in full, each of the Subsidiary Guarantors hereby irrevocably waives any claims or other rights that it may now or hereafter acquire against the Issuers that arise from the existence, payment, performance or enforcement of its obligations under its Subsidiary Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification and any right to participate in any claim or remedy of any Holder of Securities against the Issuers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any of the Guarantors in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Person for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each of the Subsidiary Guarantors acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.06 is knowingly made in contemplation of such benefits.

             SECTION 10.7  Execution of Guarantee.
                           ----------------------

             To evidence their guarantee to the Securityholders set forth in this Article X, each Subsidiary Guarantor hereby agrees to execute a Subsidiary Guarantee in substantially the form of Exhibit B to this
                                                     ---------
   Indenture, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in this Article X shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of a Subsidiary Guarantee. A Subsidiary Guarantee shall be signed on behalf of a Subsidiary Guarantor by two Officers, or an Officer and an Assistant Secretary, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate or partnership actions) shall attest to the Subsidiary Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee on behalf of such Subsidiary Guarantor. Such signatures upon a Subsidiary Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Subsidiary Guarantee and in case any such officer who shall have signed a Subsidiary Guarantee shall cease to be such officer before the Security on which the Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Issuers, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Subsidiary Guarantee had not ceased to be such officer of the Subsidiary Guarantor.

             SECTION 10.8  Waiver of Stay, Extension or Usury
                           Laws.
                           ----------------------------------

             Each Subsidiary Guarantor, if any, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Subsidiary Guarantor from performing a Subsidiary Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each Subsidiary Guarantor, if any, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

             SECTION 11.1  Trust Indenture Act Controls.
                           ----------------------------

             If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the TIA, such imposed duties or incorporated provision shall control.

             SECTION 11.2  Notices.
                           -------

             Any notice or communication shall be deemed given if in writing and delivered in Person or mailed by first-class mail, addressed as follows, and received by the addressee:

             (a) if to the Issuers or any Subsidiary Guarantor:

                  Sprint Spectrum L.P.
                  4900 Main Street
                  12th Floor
                  Kansas City, Missouri  64112

                  Attention:  Joseph M. Gensheimer, Esq.

             (b)  if to the Trustee:

                  The Bank of New York
                  [               ]
                  [               ]
                  [               ]

                  Attention:  [Corporate Trustee Administration
                              Department]

             The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

             Any notice or communication mailed to a Holder of a Security, including any notice delivered in connection with TIA (S) 310(b), TIA (S) 313(c), TIA (S) 314(a) and TIA (S) 315(b), shall be mailed to him, first-class postage prepaid, at his address as it appears on the registration books of the Registrar and shall be deemed given to him if so mailed within the time prescribed.

             Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

             SECTION 11.3  Communications by Holders with Other
                           Holders.
                           ------------------------------------

             Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

             SECTION 11.4  Certificate and Opinion of Counsel
                           as to Conditions Precedent.
                           ----------------------------------

             Upon any request or application by the Issuers or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Issuers or any Subsidiary Guarantor, as the case may be, shall furnish to the Trustee
   (a) Officers' Certificates in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) Opinions of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions have been complied with and (c) where applicable, a certificate or opinion by an accountant that complies with TIA (S) 314(c).

             SECTION 11.5  Statements Required in Certificate
                           and Opinion of Counsel.
                           ----------------------------------

             Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that the Person making such certificate or Opinion of Counsel has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or Opinion of Counsel are based;

                  (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

             SECTION 11.6  Rules by Trustee, Paying Agent,
                           Registrar.
                           -------------------------------

             The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

             SECTION 11.7  Legal Holidays.
                           --------------

             If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

             SECTION 11.8  Governing Law.
                           -------------

             The internal laws of the State of New York shall govern this Indenture, the Securities and any Subsidiary Guarantees without regard to principles of conflict of laws.

             SECTION 11.9  No Recourse Against Others.
                           --------------------------

             A trustee, director, officer, employee, stockholder, partner, organizer or incorporator, as such, of the Issuers or a Subsidiary Guarantor shall not have any liability for any obligations of the Issuers or a Subsidiary Guarantor under the Securities, this Indenture or any Subsidiary Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

             SECTION 11.10  Successors.
                            ----------

             All agreements of the Issuers and any Subsidiary Guarantor in this Indenture, the Securities and any Subsidiary Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

             SECTION 11.11  Duplicate Originals.
                            -------------------

             The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

             SECTION 11.12  Separability.
                            ------------

             In case any provision in this Indenture, the Securities or in any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

             SECTION 11.13  Table of Contents, Headings, Etc.
                            --------------------------------

             The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

             IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                 SPRINT SPECTRUM L.P., as
                                    Co-Issuer

                                 By:  Sprint Spectrum Holding
                                       Company, L.P., its
                                       General Partner


                                 By:  __________________________________
                                      Name:
                                      Title:


                                 SPRINT SPECTRUM FINANCE
                                    CORPORATION, as Co-Issuer


                                 By:  __________________________________
                                      Name:
                                      Title:


                                 THE BANK OF NEW YORK,
                                    as Trustee


                                 By:  __________________________________
                                      Name:
                                      Title:

                                                                       Exhibit A
                                                                       ---------


                              SPRINT SPECTRUM L.P.
                      SPRINT SPECTRUM FINANCE CORPORATION


   [THIS SECURITY HAS BEEN ISSUED AT A DISCOUNT THAT FOR TAX PURPOSES IS THE DIFFERENCE BETWEEN THE ISSUE PRICE AND THE REDEMPTION AMOUNT. FOR TAX PURPOSES, THIS DISCOUNT WILL BE THE INCOME ELEMENT FOR THE INCOME PERIODS FROM ISSUE TO REDEMPTION.]

                                            Cusip No.:  [         ]


   No. [     ]    $[             ]

                  [  ]% SENIOR DISCOUNT NOTE DUE 2006


             Each of SPRINT SPECTRUM L.P. and SPRINT SPECTRUM FINANCE
   CORPORATION promises to pay to [              ] upon surrender hereof the
   principal sum of [              ] Dollars on [         ], 2006.

   Interest Payment Dates:  [         ], [         ] and at stated maturity


   [seal]

                               By:  Sprint Spectrum L.P.

                               By:  Sprint Spectrum Holding
                                       Company, L.P., its General
                               Partner


                               By:  _________________________________
                                    Name:
                                    Title:


                               By:  _________________________________
                                    Name:
                                    Title:

                               By:  Sprint Spectrum Finance
                                       Corporation


                               By:  __________________________________
                                    Name:
                                    Title:


                               By:  __________________________________
                                    Name:
                                    Title:
   Dated:

   Certificate of Authentication

             This is one of the Senior Discount Notes due 2006 referred to in the within-mentioned Indenture.

                                 THE BANK OF NEW YORK, as Trustee


                                 By: _________________________________
                                           Authorized Officer

                             (REVERSE OF SECURITY)

                              SPRINT SPECTRUM L.P.
                      SPRINT SPECTRUM FINANCE CORPORATION

                      [  ]% SENIOR DISCOUNT NOTE DUE 2006


             1.   Interest.  SPRINT SPECTRUM L.P., a Delaware limited
                  --------
   partnership (the "Company"), and SPRINT SPECTRUM FINANCE CORPORATION, a Delaware corporation ("FinCo" and, together with the Company, the "Issuers"), promise to pay to the registered holder of this Security, until the principal hereof is paid or duly provided for, interest on the principal amount set
   forth on the face of this Security at a rate of    % per annum.  Interest on
                                                        --- -----
   the Securities will accrue from and including the most recent date to which interest has been paid or duly provided for or, if no interest has been paid
   or duly provided for, from and including [         ], 2001 through but
   excluding the date on which interest is paid or duly provided for.  Interest
   shall be payable in arrears on each [           ] and [         ] and at
   stated maturity, commencing [           ], 2002.  Interest will be computed
   on the basis of a 360-day year of twelve 30-day months.

             The principal of this Security shall not bear or accrue interest
   until [         ], 2001, except in the case of a default in payment of
   principal and/or premium, if any, upon acceleration, redemption or purchase and, in such case, the overdue principal and any overdue premium shall bear interest at the rate of [ ]% per annum (compounded semiannually on each
                                 --- -----
   and          ) (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for. To the extent, but only to the extent, interest on
   amounts in default constituting original issue discount prior to [         ],
   2001 is not permitted by law, original issue discount shall continue to
   accrete until paid or duly provided for.  On or after [         ], 2001,
   interest on overdue principal and premium, if any, and, to the extent permitted by law, on overdue installments of interest will accrue, until the principal and premium, if any, is paid or duly provided for, at the rate of [ ]% per annum. Interest on any overdue principal or premium shall be payable
      --- -----
   on demand.

             2.   Method of Payment.  The Issuers will pay interest on the
                  -----------------
   Securities (except defaulted interest) to the Holder of this Security upon surrender hereof. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for the payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal, premium, if any, and interest by wire transfer of Federal funds or interest by check payable in U.S. Legal Tender.

             3.   Paying Agent.  Initially, The Bank of New York (the "Trustee")
                  ------------
   will act as a Paying Agent. The Issuers may change any Paying Agent without notice. Neither the Issuers nor any of their Affiliates may act as Paying Agent.

             4.   Indenture.  The Issuers issued the Securities under an
                  ---------
   Indenture dated as of [         ], 1996 (the "Indenture") among the Issuers
   and the Trustee. This Security is one of an issue of Securities of the Issuers issued, or to be issued, under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb), as amended from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. The Securities are senior obligations of the Issuers limited in aggregate principal amount at maturity
   to $           .

             5.   Subsidiary Guarantees.  This Security may after the date
                  ---------------------
   hereof be entitled to certain Subsidiary Guarantees made for the benefit of the Holders pursuant to Section 4.11 of the Indenture.

             6.   Optional Redemption.  The Issuers, at their option, may redeem
                  -------------------
   all or any of the Securities, in whole or in part, at any time on or after [ ], 2001, at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning
   on [         ] of the years indicated below:

         Year                                  Redemption Price
         ----                                  ----------------

        2001..................................       [     ]%
        2002..................................       [     ]%
        2003..................................       [     ]%
        2004 and thereafter...................         100.0%

             7.  Redemption Upon Public Equity Offering.  Prior to [
                 --------------------------------------
   ], 1999, the Issuers may redeem up to 35% of the originally issued principal
   amount at maturity of the Securities at a redemption price equal to [    ]%
   of the Accreted Value at the redemption date of the Securities so redeemed with the net proceeds of one or more Public Equity Offerings of Common Equity Interests of (i) the Company, (ii) Holdings or (iii) a Special Purpose Corporation, in any case, resulting in gross proceeds of at least $100 million in the aggregate; provided that at least 65% of the originally issued
                             --------
   principal amount at maturity of the Securities would remain outstanding immediately after giving effect to such redemption.

             8.   Notice of Redemption.  Notice of redemption will be mailed at
                  --------------------
   least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed. On and after the Redemption Date, unless the Issuers default in making the redemption payment, Accreted Value ceases to accrete and interest ceases to accrue on Securities or portions thereof called for redemption.

             9.   Offers To Purchase.  The Indenture provides that upon the
                  ------------------
   occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Issuers shall make an offer to purchase outstanding Securities in accordance with the procedures set forth in the Indenture.

             10.  Denominations.  The Securities are in registered form without
                  -------------
   coupons and only in denominations of $1,000 of principal amount at maturity and integral multiples thereof.

             11.  Persons Deemed Owners.  The registered Holder of this Security
                  ---------------------
   may be treated as the owner of this Security for all purposes.

             12.  Unclaimed Money.  If money for the payment of principal or
                  ---------------
   interest remains unclaimed for one year, the Trustee or Paying Agent will pay the money back to the Issuers or a Subsidiary Guarantor, as the case may be,
   at its request.   After that, Holders entitled to the money must look to the
   Issuers or a Subsidiary Guarantor for payment as general creditors unless an "abandoned property" law designates another Person.

             13.  Amendment, Supplement, Waiver, Etc.  The Issuers, any
                  ----------------------------------
   Subsidiary Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Securities, amend, waive or supplement the Indenture, the Securities or any Subsidiary Guarantee for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture, the Securities or any Subsidiary Guarantee may be made by the Issuers, any Subsidiary Guarantor and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount at maturity of the outstanding Securities, subject to certain exceptions requiring the consent of the Holders of the particular Securities to be affected.

             14.  Successor Corporation.  When a successor corporation or
                  ---------------------
   partnership, as the case may be, assumes all the obligations of its predecessor under the Securities or a Subsidiary Guarantee, as the case may be, and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation or partnership, as the case may be, will, except as provided in Article V, be released from those obligations.

             15.  Restrictive Covenants.  The Indenture contains certain
                  ---------------------
   covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

             16.  Defaults and Remedies.  Events of Default are set forth in the
                  ---------------------
   Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(a)(ix) or
   (x) of the Indenture with respect to an Issuer) occurs and is continuing, then the Holders of not less than 25% in aggregate principal amount at maturity of the outstanding Securities may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount at maturity of the outstanding Securities shall, declare the Default Amount of and any accrued interest on all of the Securities to be due and payable immediately. If an Event of Default specified in Section 6.1(a)(ix) or (x) of the Indenture occurs with respect to an Issuer, the Default Amount shall ipso facto become and be immediately due and payable without any declaration
   ---- -----
   or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture, the Securities or any Subsidiary Guarantee except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture, the Securities or any Subsidiary Guarantee. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of the Default Amount, principal or interest) if it determines that withholding notice is in their interests.

             17.  Trustee Dealings with Issuers.  The Trustee, in its individual
                  -----------------------------
   or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not Trustee.

             18.  No Recourse Against Others.  A director, officer, employee,
                  --------------------------
   partner, stockholder or incorporator, as such, of the Issuers or any Subsidiary Guarantor shall not have any liability for any obligations of the Issuers or any such Subsidiary Guarantor under the Indenture, the Securities or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities and any Subsidiary Guarantee.

             19.  Discharge.  The Issuers' and any Subsidiary Guarantor's
                  ---------
   obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of U.S. Legal Tender or U.S. Government Obligations sufficient to pay when due principal of and interest on the Securities to maturity or redemption, as the case may be.

             20.  Authentication.  This Security shall not be valid until the
                  --------------
   Trustee signs the certificate of authentication on the other side of this Security.

             The internal laws of the State of New York shall govern this Security without regard to principles of conflict of laws.

             The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  SPRINT SPECTRUM, L.P.
                  4900 Main Street
                  12th Floor
                  Kansas City, Missouri  64112
                  Attention:  Joseph M. Gensheimer, Esq.

                                ASSIGNMENT FORM


   If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:


   I or we assign and transfer this Security to

   ___________________________________________________________________________


   (Insert assignee's social security or tax ID number) __________


   ___________________________________________________________________________

   ___________________________________________________________________________

   ___________________________________________________________________________
   (Print or type assignee's name, address and zip code) and irrevocably appoint

   ___________________________________________________________________________
   agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

   ___________________________________________________________________________


   Date:______________ Your Signature: _________________________________________
                                       (Sign exactly as your name appears on the other side of this Security)

   Signature Guarantee: ________________________________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE


             If you wish to have this Security purchased by the Issuers pursuant to Section 4.13 or 4.15 of the Indenture, check the Box: [ ]

             If you wish to have a portion of this Security purchased by the Issuers pursuant to Section 4.13 or 4.15 of the Indenture, state the amount:


                                 $____________


   Date:  ________________   Your Signature:  ____________________


   Signature Guarantee:  _______________________

                                                                       EXHIBIT B
                                                                       ---------


                              SUBSIDIARY GUARANTEE
                              --------------------


             The undersigned hereby unconditionally guarantees on a senior unsecured basis to the Holder of this Security the payments of principal of, premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Issuers under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article X of the Indenture and this Subsidiary Guarantee. This Subsidiary Guarantee will become effective in accordance with Article X of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

             The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of this Subsidiary Guarantee and all of the other provisions of the Indenture to which this Subsidiary Guarantee relates.

             The internal laws of the State of New York shall govern this Subsidiary Guarantee without regard to principles of conflict of laws.

                                 [                     ]


                                 By:  ________________________________________
                                      Name:
                                      Title:


                                 By:  ________________________________________
                                      Name:
                                      Title: